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                                                                      Exhibit 10
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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                       DAIRY MART CONVENIENCE STORES, INC.
                                       AND
            CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO,
                      AS DEBTORS AND DEBTORS-IN-POSSESSION,

                                  AS BORROWERS,

            CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO,
                      AS DEBTORS AND DEBTORS-IN-POSSESSION,

                                 AS GUARANTORS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                         DATED AS OF SEPTEMBER 26, 2001

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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of September 26, 2001, between and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation, as debtor and debtor-in-possession (the "PARENT"), The Lawson Company, a Delaware corporation, as debtor and debtor-in-possession ("LAWSON"), Quik Shops, Inc., an Ohio corporation, as debtor and debtor in possession ("QUIK"), and Convenient Industries of America, Inc., a Kentucky corporation, as debtor and debtor-in-possession ("CONVENIENT" and, together with the Parent, Lawson and Quik, each, individually, a "BORROWER" and collectively, the "BORROWERS"), certain subsidiaries of the Parent that are identified on the signature pages hereof, each as debtor and debtor-in-possession (each individually, a "GUARANTOR" and collectively the "GUARANTORS"), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("AGENT").

         WHEREAS, on September 24, 2001 (the "FILING DATE"), the Borrowers and the Guarantors commenced cases (the "CHAPTER 11 CASES") under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") and the Borrowers and the Guarantors have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession;

         WHEREAS, the Bankruptcy Court has entered an order authorizing the joint administration of the bankruptcy estates of the Borrowers and the Guarantors;

         WHEREAS, the Borrowers and the Guarantors have requested that Lenders make post-petition loans, advances and other extensions of credit to Borrowers in an aggregate principal amount not to exceed $46,000,000 at any time outstanding (which shall be limited to $10,750,000 at any time outstanding until the Final Financing Order (as hereinafter defined) shall have been entered); and

         WHEREAS, Agent and Lenders have agreed to make such extensions of credit available to Borrowers subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

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         "ACCOUNTS" means all of each Loan Party's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

         "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 4.4.

         "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 17.9.

         "ADVANCES" has the meaning set forth in SECTION 2.1.

         "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, in any event: (a) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

         "AGENT" means Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

         "AGENT'S ACCOUNT" means an account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

         "AGENT ADVANCES" has the meaning set forth in SECTION 2.3(e)(i).

         "AGENT'S LIENS" means the Liens granted by the Loan Parties to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

         "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, and agents.

         "AGREED ADMINISTRATIVE EXPENSE PRIORITIES" means that administrative expenses with respect to the Loan Parties shall have the following order of priority:

         (a) FIRST, (i) amounts payable pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court and (ii) allowed fees and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Cases pursuant to Section 327 and



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1103 of the Bankruptcy Code, but the amount entitled to priority under clause
(ii) of this clause first shall not exceed (A) prior to the Revolver Facility Effective Date, $750,000 outstanding in the aggregate at any time and (B) after the Revolver Facility Effective Date, $2,000,000 outstanding in the aggregate at any time (in each case inclusive of any holdbacks required by the Bankruptcy Court) (the "Permitted Professional Expenses Amount"); PROVIDED, HOWEVER, that
(x) after the occurrence and during the continuance of an Event of Default hereunder or a default under the Interim Financing Order or the Final Financing Order, any payments actually made to such professionals after such occurrence or during such continuance (other than payments made out of pre-Filing Date retainers), under Section 330 and 331 of the Bankruptcy Code or otherwise, shall reduce the Permitted Professional Expenses Amount on a dollar-for-dollar basis, and (y) for the avoidance of doubt, any payment actually made to such professionals prior to the occurrence and during the continuance of an Event of Default hereunder or a default under the Interim Financing Order or the Final Financing Order may be retained by such professionals and not reduce the Permitted Professional Expenses Amount;

         (b) SECOND, all Obligations; and

         (c) THIRD, all other allowed administrative expenses.

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "ASSIGNEE" has the meaning set forth in SECTION 14.1.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of Exhibit A-1.

         "AUTHORIZED PERSON" means any officer or other employee of Administrative Borrower listed on Schedule A-1 attached hereto.

         "AVAILABILITY" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under SECTION 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

         "AVOIDANCE ACTIONS" means all causes of action of any Loan Party, as a debtor and debtor-in-possession, arising under 11 U.S.C. ss. 510, 542, 544, 545, 547, 548, 549, 550 or 553.

         "AVOIDED PAYMENT" has the meaning set forth in SECTION 2.4(a)(iii).

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, as in effect from time to time.

         "BANKRUPTCY COURT" has the meaning set forth in the recitals to this Agreement.

         "BASE RATE" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate"


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is one of Wells Fargo's base rates (not necessarily the lowest of such rates)
and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "BASE RATE LOAN" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

         "BASE RATE MARGIN" means (i) 3.50 percentage points or (ii) during the Extension Period, 4.50 percentage points.

         "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in SECTION 3(5) of ERISA) within the past six years.

         "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board.

         "BOOKS" means each Loan Party's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

         "BORROWING" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

         "BORROWING BASE" has the meaning set forth in SECTION 2.1.

         "BORROWING BASE CERTIFICATE" means a certificate in a form reasonably acceptable to Agent and Administrative Borrower.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

         "BUSINESS PLAN" means the set of Projections of Parent and its Subsidiaries for the period beginning on September 1, 2001 and ending January 31, 2003 (on a monthly basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

         "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under a Capital Lease.


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

         "CARVE-OUT EXPENSES" shall mean those amounts, fees, expenses and claims set forth in clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities."

         "CASH COLLATERAL ORDER" means, with respect to the Chapter 11 Cases, the Interim Stipulation and Order (i) Authorizing Use of Cash Collateral, (ii) Approving Adequate Protection and (iii) Modifying Automatic Stay, which shall be reasonably acceptable to Agent and approved by the Bankruptcy Court, provided that, for the avoidance of doubt the Loan Parties acknowledge and agree that such order shall not be acceptable to Agent if concurrently with the approval of such order the Existing Lender has not entered into a lien intercreditor agreement with Agent (or such order does not contain lien intercreditor provisions reasonably acceptable to Agent), as such order may be amended, modified or extended from time to time.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

         "CASH MANAGEMENT BANK" has the meaning set forth in SECTION 2.7(a).

         "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION 2.7(a).

         "CASH MANAGEMENT AGREEMENTS" means those certain cash management service agreements, in form and substance reasonably satisfactory to Agent, each of which is among a Borrower, Agent, and one of the Cash Management Banks.

         "CHANGE OF CONTROL" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to directly own and control the outstanding capital Stock of each of its Subsidiaries owned by such Borrower as of the Closing Date.

         "CHAPTER 11 CASES" has the meaning specified therefor in the recitals thereto.

         "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.


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         "CLOSING DATE PROJECTIONS" means, for the 90-day period following the
Closing Date, Parent's and its Subsidiaries' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consolidated basis, consistent with Parent's historical consolidated financial statements, in each case together with appropriate supporting details and a schedule containing the underlying assumptions.

         "CODE" means the New York Uniform Commercial Code, as in effect from time to time.

         "COLLATERAL" means all hereafter acquired assets and property of each Loan Party's estate (at defined in the Bankruptcy Code), including, without limitation, each of the following:

                  1. Accounts,

                  2. Books,

                  3. Equipment,

                  4. General Intangibles,

                  5. Inventory,

                  6. Investment Property,

                  7. Negotiable Collateral,

                  8. Real Property Collateral,

                  9. Avoidance Actions (to the extent permitted by the Bankruptcy Court),

                  10. money or other assets of each Loan Party that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  11. the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Avoidance Actions (to the extent permitted by the Bankruptcy Court), money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, without limitation, insurance proceeds, proceeds of cash sales, proceeds of credit card sales, rebates from marketing programs, rental proceeds, franchise proceeds and tax refunds) of Loan Parties.

         "COMMERCIAL TORT CLAIM ASSIGNMENT" has the meaning set forth in SECTION 4.4(b).


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

         "COMMITMENT" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

         "CONCENTRATION ACCOUNT" has the meaning set forth in SECTION 2.7(a).

         "CONCENTRATION ACCOUNT BANK" has the meaning set forth in SECTION
2.7(a).

         "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

         "CREDIT CARD DEPOSITORY ACCOUNT AGREEMENTS" means one or more agreements, each substantially in the form of Exhibit D-1 hereto, among a credit card servicer for a Borrower, such Borrower and the Agent, as the same may be amended or otherwise modified from time to time.

         "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DARK PROPERTIES " has the meaning set forth in SECTION 3.1(p).

         "DDA" means any checking or other demand deposit account maintained by a Borrower.

         "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.


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

         "DEFAULTING LENDER" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

         "DEFAULTING LENDER RATE" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances.

         "DEPOSITORY ACCOUNT AGREEMENTS" means each notice and agreement, substantially in the form of Exhibit D-2 hereto, among a Depository Bank, the applicable Borrower and the Agent, as such Agreement may be amended or otherwise modified from time to time.

         "DEPOSITORY ACCOUNTS" means the blocked depository accounts maintained by a Borrower for the receipt of any portion of such Borrower's Collections.

         "DEPOSITORY BANK" means each financial institution at which a Depository Account is maintained.

         "DESIGNATED ACCOUNT" means such account number of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

         "DESIGNATED ACCOUNT BANK" means such bank (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

         "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Agent.

         "DOLLARS" or "$" means United States dollars.

         "DUE DILIGENCE LETTER" means the due diligence letter sent by Agent's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Agent.

         "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation, amortization, non-cash expenses attributable to the pre-Filing Date employment agreement between Parent and Robert B. Stein and to the proposed merger between Parent and DM Acquisition Corp., and non-recurring expenses attributable to (i) the reorganization of the Loan Parties, (ii) the disposition of Loan Parties' retail convenience stores, and (iii) Loan Parties' reimbursement obligations in respect of the pre-Filing Date letter of credit or other similar guaranty issued pursuant to the Existing Credit Agreement in connection with the New England Dairies' lawsuit, provided that such non-recurring expenses are mutually agreed upon by Parent and Agent (in Agent's Permitted Discretion), for such period, as determined in accordance with GAAP.


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

         "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent who can reasonably be expected to fulfill the obligations of a Lender hereunder as determined solely by Agent.

         "ENTERPRISE VALUE" means, as of any date of determination, the enterprise value of the Parent and its Subsidiaries taken as a whole, to be determined from time to time by a qualified appraisal company reasonably acceptable to Agent.

         "ENTRY DATE" means the date upon which the Interim Financing Order is signed by the Bankruptcy Court and entered on the docket of the Chapter 11 Cases.

         "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, or (b) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

         "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "EQUIPMENT" means all of each Loan Party's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

         "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement, dated as of December 28, 1999, among Parent, the lenders party thereto and the Existing Lender.

         "EXISTING LENDER" means Citizens Bank of Connecticut, as agent for the lenders party to the Existing Credit Agreement.

         "EXTENSION NOTICE" has the meaning set forth in SECTION 3.5.


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

         "EXTENSION PERIOD" has the meaning set forth in SECTION 3.5.

         "FAMILY MEMBER" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

         "FAMILY TRUSTS" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

         "FEE LETTER" means that certain fee letter, dated as of even date herewith, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

         "FEIN" means Federal Employer Identification Number.

         "FILING DATE" has the meaning specified therefor in the recitals hereto.

         "FINAL FINANCING ORDER" means the final order of the Bankruptcy Court, in form, scope and substance reasonably acceptable to Agent, approving this Agreement and the Loan Documents, including either (a) the Term Loan in an amount equal to the Term Loan Amount or (b) the Advances and Term Loan made and to be made to the Borrowers and the Letters of Credit issued and to be issued on behalf of the Borrowers in an aggregate amount of between $31,000,000 and $46,000,000, in accordance with this Agreement, substantially in the form of the Interim Financing Order, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of Agent, on behalf of the Required Lenders, which order shall be in full force and effect and has not been vacated, modified, amended (without the express written joinder or consent of Agent, on behalf of the Required Lenders), reversed, overturned or stayed in any respect, and, in the event that such order is the subject of a pending appeal, the performance of any obligation of any Loan Party shall not be the subject of a stay pending appeal.

         "FOOTHILL" means Foothill Capital Corporation, a California corporation.

         "FRANCHISE AGREEMENT" means a franchise agreement, substantially in the form of Exhibit E-1 attached hereto, entered into by Parent in the ordinary course of business in connection with the franchising of Parent's convenience retail stores.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all of each Loan Party's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "GROUND LEASES" means each lease pursuant to which a Loan Party leases the properties listed on Schedule 5.26(i) hereto, as the same may have heretofore or may be hereafter amended or modified.

         "GUARANTEED OBLIGATIONS" has the meaning set forth in SECTION 18.1.

         "GUARANTOR" has the meaning specified in the preamble hereto.

         "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "INDEBTEDNESS" means (a) all obligations of any Loan Party for borrowed money, (b) all obligations of any Loan Party evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of any Loan Party in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of any Loan Party under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of any Loan Party, irrespective of whether such obligation or liability is assumed, (e) all obligations of any Loan Party for the deferred purchase price of assets (other than trade debt and accounts payable incurred in the ordinary course of such Loan Party's business and repayable in accordance with customary trade practices), and (f) any obligation of any Loan Party guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Loan Party) any obligation of any other Person.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

         "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

         "INTERIM FINANCING ORDER" means the interim order of the Bankruptcy Court, substantially in the form of Exhibit I-1 hereto, approving this Agreement and the other Loan Documents, including the Term Loan to be made to the Borrowers hereunder, as such order may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent, on behalf of the Required Lenders, which order shall be in full force and effect and has not been vacated, modified, amended (without the express written joinder or consent of Agent, on behalf of the Required Lenders), reversed, overturned or stayed in any respect, and, in the event that such order is the subject of a pending appeal, the performance of any obligation of any Loan Party shall not be the subject of a stay pending appeal.

         "INVENTORY" means all of each Loan Party's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Loan Party as lessor, goods that are furnished by such Loan Party under a contract of service, and raw materials, work in process, or materials used or consumed in such Loan Party's business.

         "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "INVESTMENT PROPERTY" means all of each Loan Party's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "ISSUING LENDER" means Foothill or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to SECTION 2.12.

         "L/C" has the meaning set forth in SECTION 2.12(a).

         "L/C DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "L/C UNDERTAKING" has the meaning set forth in SECTION 2.12(a).

         "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

         "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

         "LENDER GROUP EXPENSES" means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party under any of the Loan Documents that are paid or incurred by the Lender Group,
(b) reasonable fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Loan Parties, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, environmental audits, and reasonable fees or charges paid to any financial consultant retained by Agent pursuant to SECTION 6.17 hereof (including, without limitation, Starshak & Associates, Inc.), (c) reasonable costs and expenses incurred by Agent in the disbursement of funds to any Loan Party (by wire transfer or otherwise), (d) reasonable charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Loan Party or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including reasonable attorneys fees, provided that, as between Agent's and each Lender's attorneys, Agent's attorneys shall be primarily responsible for the actions described in this clause (h)) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including reasonable attorneys fees, provided that, as between Agent's and each Lender's attorneys, Agent's attorneys shall be primarily responsible for the actions described in this clause (i)) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with the Chapter 11 Cases or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

         "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

         "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

         "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

         "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

         "LOAN DOCUMENTS" means this Agreement, the Cash Management Agreements, the Control Agreements, the Credit Card Depository Account Agreements, the Depository Account Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Mortgages, the Officers' Certificate, the Stock Pledge Agreement, the Interim Financing Order, the Final Financing Order, the Trademark Security Agreement, any note or notes executed by any Loan Party in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with this Agreement.

         "LOAN PARTIES" means, collectively, each Borrower and each Guarantor.

         "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower, or the Loan Parties taken as a whole, except for the commencement of the Chapter 11 Cases and events (including, without limitation, defaults under pre-petition credit facilities) that would typically result from the commencement of the Chapter 11 Cases, (b) a material impairment of any Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of any Loan Party; provided, however, that a Material Adverse Change shall not occur as a result of (i) changes in the composition of the officers and directors of any Loan Party prior to the Closing Date or (ii) the termination of any merger or acquisition agreement prior to the Closing Date.

         "MATERIAL CONTRACT" means, with respect to any Person, each agreement or contract to which such Person is a party which (a) involves consideration payable to such Person of $250,000 or more during any twelve month period, (b) involves consideration payable by such Person of $250,000 or more during any twelve month period, (c) imposes financial obligations on such Person of $250,000 or more during any twelve month period (other than (i) any agreement that by its terms may be terminated by such Person upon sixty (60) days' notice or less and (ii) supply contracts that can be readily replaced within twenty
(20) days and are in fact so replaced
with twenty (20) days on terms not materially less favorable to such Person) or
(d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of any Borrower EXCLUDING, HOWEVER, purchase orders to any vendor of such Person entered into in the ordinary course of such Person's business.

         "MATURITY DATE" has the meaning set forth in SECTION 3.4.

         "MAXIMUM REVOLVER AMOUNT" means (i) prior to the Revolver Facility Effective Date, $0 and (ii) after the Revolver Facility Effective Date, $20,250,000, provided that upon the receipt by the Agent and the Administrative Borrower of additional Commitments pursuant to SECTION 3.2(A), after the Revolver Facility Effective Date the Maximum Revolver Amount will increase, on a dollar for dollar basis, by the amount of such additional Commitments received pursuant to SECTION 3.2(A) up to a maximum of $35,250,000.

         "MORTGAGE POLICY" has the meaning set forth in SECTION 3.1(p).

         "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         "NEGOTIABLE COLLATERAL" means all of each Loan Party's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

         "OBLIGATIONS" means all loans (including the Term Loan), Advances, debts, principal, interest, contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses, lease payments, guaranties, covenants, and duties of any kind and description owing by any Loan Party to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Agent to Administrative Borrower, together with each Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Agent.

         "ORDERS" means, collectively, the Interim Financing Order and the Final Financing Order.

         "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(e).

         "OVERADVANCE" has the meaning set forth in SECTION 2.5.

         "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrowers under the Existing Credit Agreement and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of the Parent and its Subsidiaries.

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "PERMITTED DISPOSITIONS" means (a) sales or other dispositions by any Loan Party of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of such Loan Party's business, (b) sales by Loan Parties of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Loan Parties in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Loan Parties, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Loan Party's business and (e) sales or other dispositions by any Loan Party of Inventory and Equipment to franchisees in the ordinary course of such Loan Party's business pursuant to a Franchise Agreement.

         "PERMITTED HOLDER" means DM Associates, Robert B. Stein and Gregory G. Landry and each of their respective Family Members and Family Trusts.

         "PERMITTED INVESTMENTS" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments by any Borrower in any other Borrower, provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement.

         "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 provided that, Schedule P-1 shall not contain the Liens granted by the Loan Parties prior to the Filing Date as security for the Pre-Petition Obligations, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent in its Permitted Discretion, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning restrictions and similar charges, encumbrances, leases and imperfections in title that do not materially interfere with or impair the use or operation thereof by any Borrower, (m) prior to the Revolver Facility Effective Date, (i) Liens granted by the Loan Parties prior to the Filing Date on the Personal Property Collateral as security for the Pre-Petition Obligations to the extent such Liens are perfected and (ii) replacement Liens granted after the Filing Date pursuant to the Cash Collateral Order on the Personal Property Collateral, and (n) prior to the Revolver Facility Effective Date, Liens granted after the Filing Date pursuant to the Cash Collateral Order on the Real Property Collateral, provided that such Liens on the Real Property Collateral are subject to an intercreditor agreement between Existing Lender and Agent which intercreditor agreement is reasonably satisfactory to Agent (or, in lieu of such agreement, the Cash Collateral Order contains lien intercreditor provisions reasonably acceptable to Agent).

         "PERMITTED PRIORITY LIENS" means all Permitted Liens other than (a) Liens permitted under paragraphs (b), (f), (j) and (n) of the definition of the term "Permitted Liens" and (b) on and after the Revolver Facility Effective Date, Liens permitted under paragraph (m) of the definition of the term "Permitted Liens".

         "PERMITTED PROFESSIONAL EXPENSES AMOUNT" shall have the meaning given that term in sub-clause (ii) of the clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities."

         "PERMITTED PROTEST" means the right of the applicable Loan Party to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Loan Party in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of the sum of (i) $500,000, provided that the amount of such Purchase Money Indebtedness in this clause (i) is incurred solely in connection with a Borrower's purchase of scanning equipment for use in its retail convenience stores, and (ii) $500,000.

         "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "PERSONAL PROPERTY COLLATERAL" means all Collateral other than Real Property.

         "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by any Borrower or with respect to which it may incur liability.

         "PRE-PETITION OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Loan Parties to the Existing Lender incurred prior to the Filing Date arising from or related to the Existing Credit Agreement plus fees, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Filing Date to the extent allowable under Section 506(b) of the Bankruptcy Code.

         "PROJECTIONS" means Parent's and its Subsidiaries' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "PRO RATA SHARE" means:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (x) such Lender's Revolver Commitment, by (y) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (x) the aggregate principal amount of such Lender's Advances by (y) the aggregate principal amount of all Advances,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (x) such Lender's Revolver Commitment, by (y) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (x) the aggregate principal amount of such Lender's Advances by (y) the aggregate principal amount of all Advances,

                  (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto,
(i) prior to the making of the Term Loan, the percentage obtained by dividing
(x) such Lender's Term Loan Commitment, by (y) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (x) the outstanding principal amount of such Lender's portion of the Term Loan by (y) the outstanding principal amount of the Term Loan, and

                  (d) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment PLUS the unpaid principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate amount of Revolver Commitments of all Lenders PLUS the unpaid principal amount of the Term Loan; provided, however, that, in each case, in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (x) the principal amount of such Lender's Advances PLUS the unpaid principal amount of such Lender's portion of the Term Loan by (y) the principal amount of all outstanding Advances PLUS the outstanding principal amount of the Term Loan.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

         "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

         "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by any Loan Party.

         "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water, in each case in excess of the amount permitted under Environmental Law to be so spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, seeped, migrated, dumped, or disposed of.

         "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

         "REPORT" has the meaning set forth in SECTION 16.17.

         "REPORTABLE EVENT" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

         "REQUIRED AVAILABILITY" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $5,000,000.

         "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

         "REVOLVER COMMITMENT" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, the aggregate amount of the Revolver Commitments of all Lenders, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "REVOLVER FACILITY EFFECTIVE DATE" means the date, after the entry of the Final Financing Order, on which all of the conditions precedent to the increase of the Total Commitments to an amount in excess of $10,750,000, as set forth in SECTION 3.2, are satisfied.

         "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

         "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

         "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

         "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

         "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

         "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each Borrower to Agent with respect to the pledge of the Stock owned by each Borrower.

         "STORE EBITDA" has the meaning set forth in SECTION 7.20(a)(ii).

         "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; PROVIDED, that for purposes of the Loan Documents, Financial Opportunities, Inc., a Kentucky corporation, shall not be deemed a Subsidiary of any Loan Party.

         "SWING LENDER" means Foothill or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

         "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

         "TAXES" has the meaning set forth in SECTION 16.11.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan.

         "TERM LOAN" has the meaning set forth in SECTION 2.2.

         "TERM LOAN AMOUNT" means $10,750,000.

         "TERM LOAN COMMITMENT" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, the aggregate amount of the Term Loan Commitments of all Lenders, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "TOTAL COMMITMENT" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, the aggregate amount of the Total Commitments of all Lenders, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by each Borrower and Agent, the form and substance of which is reasonably satisfactory to Agent.

         "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

         "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

         "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

         "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally), on and after the Revolver Facility Effective Date, to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (x) the lesser of

                                    (i) Loan Parties' aggregate Collections with
                           respect to their cash receipts and Accounts, without duplication, for the immediately preceding 21 day period, and

                                    (ii) 60% of the Enterprise Value of the
                           Parent and its Subsidiaries taken as a whole, minus the aggregate principal amount of the Term Loan outstanding, minus

                           (y) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(b).

                  (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right to have the Enterprise Value redetermined by a qualified appraisal company selected by Agent from time to time after the Revolver Facility Effective Date, which redetermination, so long as no Event of Default has occurred and is continuing, shall be conducted at Borrowers' expense no more frequently than one time during each six month period following the Revolver Facility Effective Date and, after the occurrence and during the continuance of an Event of Default, at Borrowers' expense as frequently as Agent shall reasonably determine. Based upon the results of any such redetermination, and any other information received from the collateral reporting required under SECTION 6.2 with respect to Loan Parties' Collections, Agent may, in its Permitted Discretion, redetermine the Borrowing Base.

                  (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the sum of the Revolver Usage to exceed the Maximum Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 TERM LOAN. Subject to the terms and conditions of this Agreement and the Interim Financing Order, on the Closing Date, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "TERM LOAN") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The Borrower may prepay the Term Loan at any time, in whole or in part, without penalty or premium. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the requested Funding Date in the case of a request for an Advance or the Term Loan specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion,
(i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or
(ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(d) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(c) apply to such requested Borrowing.

                  (c) MAKING OF ADVANCES.

                    (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in
         SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 12:00 p.m. (California time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 2:00 p.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrowers' Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting

         Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrowers and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

              (d) MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this
         SECTION 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Borrowers' Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

            (e) AGENT ADVANCES.

                  (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time after the Revolver Facility Effective Date, in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in
         SECTION 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) shall be referred to as "Agent Advances"), PROVIDED, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any one time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $2,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                  (ii) The Agent Advances shall be repayable by Borrowers on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

            (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  (i) OPTIONAL OVERADVANCES. (i) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage does not exceed the Borrowing Base by an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $2,000,000, (B) after giving effect to such Advances (including a Swing
Loan), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (C) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i) when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e) does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $2,000,000, and (D) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the

Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions shall not be applicable prior to the Revolver Facility Effective Date and are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except the rate of interest applicable thereto shall be the rate applicable to Advances under SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (iii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

             2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWERS.

                        (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                        (iii) In the event that after the Revolver Facility Effective Date the Existing Lender is required to repay or disgorge to the Loan Parties, or any representatives of the Loan Parties' estates, all or any portion of the Pre-Petition Obligations or any payment on account of the Pre-Petition Obligations made to the Existing Lender is rescinded for any reason whatsoever, including, but not limited to, as a result of any Avoidance Action, or any other action, suit, proceeding or claim brought under any other provision of the Bankruptcy Code or any applicable state law, or any other similar provisions under any other state or federal statutory or common law (all such amounts being hereafter referred to as the "AVOIDED PAYMENTS"), then, in such event,
         (i) the Borrowers shall prepay the Obligations in an amount equal to 100% of such Avoided Payments immediately upon receipt of the Avoided Payments by any Loan Party or any representative of the Loan Parties' estates and (ii) such amount shall be applied FIRST, to prepay the outstanding principal balance of the Term Loan until paid in full, and SECOND, to the extent of any remaining portion of such Avoided Payment, to prepay Advances until paid in full and to permanently reduce the Revolver Commitments by the amount of such prepayment applicable to the Advances.

                  (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

                        (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                           (A) FIRST, to pay any Lender Group Expenses then due
                  to Agent under the Loan Documents, until paid in full,

                           (B) SECOND, to pay any Lender Group Expenses then due
                  to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                           (C) THIRD, to pay any fees then due to Agent (for its
                  separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                           (D) FOURTH, to pay any fees then due to any or all of
                  the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                           (E) FIFTH, to pay interest due in respect of all
                  Agent Advances, until paid in full,

                           (F) SIXTH, ratably to pay interest due in respect of
                  the Advances (other than Agent Advances), the Swing Loans, and the Term Loan until paid in full,

                           (G) SEVENTH, to pay the principal of all Agent
                  Advances until paid in full,

                           (H) EIGHTH, ratably to pay all principal amounts then
                  due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                           (I) NINTH, to pay the principal of all Swing Loans
                  until paid in full,

                           (J) TENTH, to pay the principal of all Advances until
                  paid in full,

                           (K) ELEVENTH, if an Event of Default has occurred and
                  is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                           (L) TWELFTH, if an Event of Default has occurred and
                  is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                           (M) THIRTEENTH, to pay any other Obligations until
                  paid in full, and

                           (N) FOURTEENTH, to Borrowers (to be wired to the
                  Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.3(h).

                  (iii) In each instance, so long as no Default or Event of Default has occurred and is continuing, SECTION 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or required by any provision of this Agreement.

                  (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1 and
2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrowers shall, within 1 Business Day of the occurrence of an Overadvance, pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

         The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 10.25%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to such minimum rate.

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between

Agent and individual Lenders), a Letter of Credit fee which shall accrue at a rate equal to 3.50% per annum TIMES the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                  (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the Letter of Credit fee provided for above shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
SECTION 2.12(e) (as and when accrued or incurred), the fees and costs provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan) to Borrowers' Loan Account, which amounts (i) after the Revolving Facility Effective Date shall constitute Advances hereunder and (ii) shall accrue interest at the rate then applicable to Advances hereunder after the Revolving Facility Effective Date and the Term Loan prior to the Revolver Facility Effective Date. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall after the Revolving Facility Effective Date constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder after the Revolver Facility Effective Date and the Term Loan prior to the Revolver Facility Effective Date.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  (a) Borrowers shall on or before the Revolver Facility Effective Date (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "CASH MANAGEMENT BANK"), (ii) cause all Collections and all proceeds from the sale of Inventory of Loan Parties to be deposited each Business Day into the Depository Accounts, (iii) cause all funds in the Depository Accounts to be transferred by automated clearing house transfer or wire transfer, on a daily basis, into a bank account (a "CASH MANAGEMENT ACCOUNT") at one of the Cash Management Banks, (iv) establish and maintain a concentration account in the name of the Parent (the "CONCENTRATION ACCOUNT") at the bank which shall be designated as the concentration account bank for each such Borrower on Schedule 2.7(a) (the "CONCENTRATION ACCOUNT BANK") which bank shall be reasonably satisfactory to Agent, (v) cause all remittances on credit card sales to be transferred, on a daily basis, into the Concentration Account, and (vi) take such other actions as Agent deems necessary or advisable to grant to Agent dominion and control over the funds in the Depository Accounts, the Cash Management Accounts and the Concentration Account. Without limiting the foregoing, each Loan Party agrees to irrevocably instruct its Account Debtors, to remit all payments to be made by check or other drafts to a Depository Account and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment to a Cash Management Account or the Concentration Account.

                  (b) Each Cash Management Bank and the Concentration Account Bank shall on or before the Revolver Facility Effective Date establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance reasonably acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and the Concentration Account and proceeds thereof are held by such Cash Management Bank or the Concentration Account Bank, as the case may be, as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank and the Concentration Account Bank have no rights of setoff or recoupment or any other claim against the applicable Cash Management Account or Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account or Concentration Account and for returned checks or other items of payment,
(iii) (A) with respect to each bank at which a Cash Management Account is located, such bank agrees, to forward immediately all amounts in each Cash Management Account to the Concentration Account Bank and to cause daily sweeps from such Cash Management Account into the Concentration Account, and (B) with respect to the Concentration Account Bank, such bank agrees from and after a receipt of a notice (an "ACTIVATION NOTICE") from Agent (which Activation Notice may be given by Agent at any time at which an Event of Default shall have occurred and is continuing), to immediately forward all amounts received in the Concentration Account to the Agent's Account; PROVIDED, HOWEVER, that Agent reserves the right, in its sole discretion, to require that Collections representing amounts attributable to state lottery trust funds and money order trust funds be segregated by the Cash Management Banks and held in a separate account, to the extent such segregation is reasonably practicable (it being the intent of Agent, to the extent it has sufficient information to do so, to so segregate such trust funds and avoid the deposit of such funds into the Agent's Account); and (iv) prior to the receipt by the Concentration Account Bank of an Activation Notice, all amounts in the Concentration Account may be transferred to and used by Borrowers in the ordinary course of business. From and after the date Agent has delivered an Activation Notice to the Concentration Account Bank, no Borrower shall accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank, Cash Management Account, Concentration Account Bank or Concentration Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank or Concentration Account Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account or Concentration Account with the prospective Cash Management Bank or Concentration Account Bank, and
(ii) prior to the time of the opening of such Cash Management Account or Concentration Account, Borrowers and such prospective Cash Management Bank or Concentration Account Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts or Concentration Account (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank or Concentration Account Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts, Concentration Account Bank with respect to the Concentration Account or Agent's liability under any Cash Management Agreement with such Cash Management Bank or Concentration Account Bank is no longer acceptable in Agent's reasonable judgment.

                  (d) After the Revolver Facility Effective Date, Administrative Borrower shall notify Agent in writing promptly, and in any event within five
(5) days, after the establishment of any new credit card relationship and cause to be delivered to Agent, within fifteen (15) days of the establishment of a new credit card relationship, a Credit Card Depository Account Agreement duly executed by the applicable Loan Party and such new credit card servicer.

                  (e) The Cash Management Accounts, the Concentration Account and the Depository Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which each Borrower is hereby deemed to have granted a Lien to Agent.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks or the Concentration Account Bank pursuant to the Cash Management Agreements, the Concentration Account Agreement or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                  (a) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, and

                  (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows
(i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Loan Parties performed by personnel employed by Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iv) the actual reasonable charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Loan Parties, to appraise the Collateral, or any portion thereof, or to assess a Loan Party's business valuation; PROVIDED, that so long as no Event of Default has occurred and is continuing, such financial audits and appraisals shall be conducted at Borrowers' expense no more frequently than one time during each six month period following the Closing Date and, after the occurrence and during the continance of an Event of Default, at Borrowers' expense as frequently as Agent shall determine in its Permitted Discretion.

        2.12 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage would exceed $15,000,000, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount LESS the then extant amount of outstanding Advances.

                  Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and any corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and any corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to disburse funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under SECTION 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to SECTION 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                  (b) Promptly following receipt of a notice of L/C Disbursement pursuant to SECTION 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this SECTION 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                  (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for any Borrower's account, even though this interpretation may be different from Borrowers' own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                  (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is
                  or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer
                  or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as

Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this SECTION 2.12(e), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.14 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                  (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person composing Borrowers under the provisions of this SECTION 2.14 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Term Loan, Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this SECTION 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this SECTION 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this SECTION 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Agent or any Lender.

                  (f) Each Borrower represents and warrants to Lender Group that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender Group that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) Each of the Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                           (i) Agent may collect from such Borrower without
                  first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                           (ii) If Agent forecloses on any Real Property
                  Collateral pledged by Borrowers:

                                    (A) The amount of the Obligations may be
                           reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    (B) Agent may collect from such Borrower
                           even if Agent, by foreclosing on the Real Property Collateral, has rendered unenforceable any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property.

                  (h) The provisions of this SECTION 2.14 are made for the benefit of Lender Group and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any member of Lender Group, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any member of Lender Group upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this SECTION 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

                  (i) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender Group with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender Group hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (j) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with
Section 2.4(b).

         3. CONDITIONS; TERM OF AGREEMENT.

            3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.
The obligation of the Lender Group (or any member thereof) to make the Term Loan, is subject to the fulfillment, to the reasonable satisfaction of Agent, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before September 26, 2001;

                  (b) the Interim Bankruptcy Court Order shall have been approved and signed by the Bankruptcy Court on or before September 26, 2001, and such Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the written joinder or consent of the Agent, on behalf of the Required Lenders, and the Borrowers;

                  (c) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) the Stock Pledge Agreement, together with all promissory notes and certificates representing the shares of Stock pledged thereunder (unless such promissory notes and shares are in the possession of the Existing Lender), as well as Stock powers with respect thereto endorsed in blank,

                  (ii) the Trademark Security Agreement,

                  (iii) the Disbursement Letter,

                  (iv) the Due Diligence Letter,

                  (v) the Fee Letter,

                  (vi) the Mortgages, and

                  (vii) the Officers' Certificate;

                  (d) Agent shall have received a certificate from the Secretary of each Loan Party attesting to the resolutions of such Loan Party's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same;

                  (e) Agent shall have received copies of each Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

                  (f) Agent shall have received a certificate of status with respect to each domestic Loan Party, dated within 30 days of the Closing Date or otherwise reasonably acceptable to Agent, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

                  (g) Agent shall have received certificates of status with respect to each domestic Loan Party, each dated within 30 days of the Closing Date or otherwise reasonably acceptable to Agent, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

                  (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent;

                  (i) Agent shall have received (i) an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent and (ii) an opinion of Loan Parties' Ohio counsel, as to such matters as the Agent may reasonably request, which opinions shall be in form and substance reasonably satisfactory to Agent;

                  (j) Agent shall have received a certificate from the chief executive officer or chief financial officer of Administrative Borrower, certifying as to the matters set forth SECTION 3.4 (other than clause (e) thereof) pertaining to the Loan Parties;

                  (k) Agent shall have received a certificate of the chief financial officer of Parent certifying that all tax returns required to be filed by each Loan Party have been timely filed and all taxes upon each Loan Party or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (l) Agent shall have received and been satisfied with the Closing Date Projections and the Business Plan together with a certificate of the chief financial officer of the Parent stating, that each of the Closing Date Projections and the Business Plan have been prepared on a reasonable basis and in good faith and is based on assumptions believed by

Borrowers to be reasonable at the time made and from the best information then available to Borrowers;

                  (m) Borrowers shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (n) Borrowers shall have received all material licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by each Loan Party of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                  (o) no Material Adverse Change shall have occurred since May 31, 2001;

                  (p) Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral (other than the Real Property identified on Schedule R-1 which constitutes either vacant real property or developed but non-operating real property (collectively, the "DARK PROPERTIES")) issued by a title insurance company satisfactory to Agent (each, a "MORTGAGE POLICY" and, collectively, the "MORTGAGE POLICIES") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Priority Liens and except Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Agent;

                  (q) Agent shall have received a real estate survey with respect to each parcel of Real Property Collateral set forth on Schedule 3.1(q); the surveyors retained for such surveys, the scope of the surveys, and the results thereof shall be reasonably acceptable to Agent;

                  (r) Agent shall have received UCC, tax and judgment lien searches and other evidence satisfactory to it evidencing the absence of any Liens on the Collateral other than Permitted Liens; and

                  (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

         3.2 CONDITIONS PRECEDENT TO ADVANCES AND LETTERS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make Advances or assist the Borrowers in obtaining Letters of Credit, is subject to the fulfillment of each of the conditions precedent set forth below:

                  (a) the Final Financing Order shall have been approved and signed by the Bankruptcy Court and shall authorize the Advances and Term Loan made and to be made to the Borrowers and the Letters of Credit issued and to be issued on behalf of the Borrowers in an aggregate amount of between $31,000,000 and $46,000,000 and shall further authorize the Loan Parties to repay the Pre-Petition Obligation with the proceeds of the initial Advances, and such Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the written joinder or consent of the Agent, on behalf of the Required Lenders, and the Borrowers;

                  (b) the Lenders shall be satisfied that the Agent has been granted and continues to have a perfected, first priority Lien on the Collateral subject to Permitted Priority Liens and Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities;

                  (c) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) Cash Management Agreements, the Credit Card Depository Account Agreements and the Depository Account Agreements,

                  (ii) each promissory note, share of Stock and Stock power described in Section 3.1(c)(i) that was not delivered to Agent under that Section,

                  (iii) the Pay-off Letter together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the assets and property of the Loan Parties;

                  (d) no Material Adverse Change shall have occurred since the Closing Date;

                  (e) Lenders shall have completed their business and collateral due diligence, including (i) a collateral audit and review of each Loan Party's books and records and verification of each Loan Party's representations and warranties to the Lender Group, the results of which shall be satisfactory to the Lenders and (ii) receipt by the Lenders of satisfactory results of its field survey due diligence, audit and business valuation appraisals, including an appraisal of the Enterprise Value of Parent and its Subsidiaries, by auditors, examiners and/or appraisers selected by Agent, the results of each of the foregoing shall be satisfactory to the Lenders in their Permitted Discretion;

                  (f) no pending claim, investigation or litigation by any Governmental Authority shall exist with respect to any Loan Party or the transactions contemplated hereby;

                  (g) Agent shall be satisfied in its Permitted Discretion with the cash management system of Borrowers and Agent shall have received Schedule 2.7(a) to this Agreement, which shall be satisfactory to the Agent;

                  (h) Borrowers shall have the Required Availability immediately after giving effect to the extensions of the initial Advances hereunder;

                  (i) Agent shall have received endorsements to the Mortgage Policies delivered to Agent pursuant to SECTION 3.1(P), which endorsements (i) increase the insurance amounts of such Mortgage Policies to an aggregate amount of at least $25,000,000, (ii) insure Agent, up to such increased amount of insurance, that the Mortgages covered by such Mortgage

Policies are valid and enforceable first priority mortgage Liens on the Real Property Collateral such Mortgages purport to encumber free and clear of all defects and encumbrances, except Permitted Priority Liens and Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, (iii) are in form and substance reasonably satisfactory to Agent, and (iv) insure that the Mortgages will not lose their first Lien priority status (except as to customary items noted in the endorsements) on the Real Property Collateral as Advances are borrowed and re-borrowed pursuant to SECTION 2.1 hereof;

                  (j) Agent shall have received copies of each Material Contract and each credit card agreement to which a Loan Party is a party, together with a certificate of the Secretary of Administrative Borrower certifying each such document as being a true, correct, and complete copy thereof; and

                  (k) Borrower shall have paid to Agent all Lender Group Expenses owing as of the Revolver Facility Effective Date.

         3.2(A) CONDITION PRECEDENT TO INCREASE IN MAXIMUM REVOLVER
AMOUNT. The obligation of Lender Group (or any member thereof) to make Advances or assist in the issuance of Letters of Credit in an aggregate amount in excess of $20,250,000 shall be subject to Persons, acceptable to Agent in its Permitted Discretion, providing a Total Commitment of up to $15,000,000, which Commitment may be allocated, in the Agent's Permitted Discretion to the Term Loan and/or the Revolver Commitments and shall be subject to such term and conditions as are acceptable to the Agent in its sole discretion.

         3.3 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, Agent shall have received certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (b) within 45 days of the Closing Date, Agent shall have received Mortgage Policies (or marked commitments to issue the same) for the Dark Properties in amounts satisfactory to Agent assuring Agent that the Mortgages on such Dark Properties are valid and enforceable first priority mortgage Liens on such Dark Properties free and clear of all defects and encumbrances except Permitted Priority Liens and except Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Agent; and

                  (c) within 45 days of the Closing Date, Agent shall have received (i) a real estate survey with respect to each parcel of Real Property Collateral not set forth on Schedule 3.1(q); the surveyors retained for such surveys, the scope of the surveys, and the results thereof shall be reasonably acceptable to Agent and (ii) endorsements to the Mortgage Policies delivered pursuant to SECTION 3.1(P) which cover the Real Property Collateral described in clause (i) above, reflecting such surveys and providing Agent with the scope of coverage (with respect to survey related matters) that Agent obtained under the other Mortgage Policies delivered pursuant to SECTION 3.1(P) on the Closing Date.

         3.4 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Term Loans and Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates;

                  (d) no Material Adverse Change shall have occurred since the Closing Date; and

                  (e) the Interim Financing Order or the Final Financing Order, as the case may be, shall have been signed and entered by the Bankruptcy Court, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the express written joinder or consent of Agent, on behalf of the Required Lenders, and, unless Agent, on behalf of the Required Lenders, shall have expressly joined therein or expressly consented thereto in writing, there shall be no motion pending (i) to reverse, modify or amend the Interim Financing Order or Final Financing Order, as the case may be, (ii) to permit any administrative expense against any Loan Party to have administrative priority equal to or superior to the priority of Agent and the Lenders in respect of the Obligations or (iii) to grant or permit the grant of a Lien on any of the Collateral.

         3.5 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Guarantors, Agent, and the Lenders and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is the earliest to occur of (a) one year from the Closing Date, (b) the date which is 30 days from the Entry Date, if upon that date the Final Bankruptcy Order (authorizing either (i) the Term Loan in an amount equal to the Term Loan Amount or (ii) the Advances and Term Loan made and to be made to the Borrowers and the Letters of Credit issued and to be issued on behalf of the Borrowers in an aggregate amount of between $31,000,000 and $46,000,000) has not been entered, (c) the date of substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Chapter 11 Case that has been confirmed by order of the Bankruptcy Court,

(d) the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, (e) the Loan Parties ceasing or discontinuing their ordinary business operations, and (f) the appointment of a trustee or an examiner with expanded powers under the Bankruptcy Code. Borrowers may, by written notice to Agent (such notice being an "Extension Notice") given no earlier than 90 days and no later than 30 days prior to the Maturity Date, exercise their right to extend the Maturity Date described in clause (a) of this SECTION 3.5 (and not the Maturity Date described in any other clause of this Section 3.5) to a date 180 days after the first anniversary of the Closing Date (such 180 day period is referred to herein as the "Extension Period"). The Agent shall promptly transmit the Extension Notice to each Lender. Effective on the date on which Borrowers pay the extension fee set forth in the Fee Letter to Agent in connection with such extension of the Maturity Date, and so long as no Default or Event of Default exists on such date and such extension and the payment of such extension fee has been approved by a final order of the Bankruptcy Court (which may be the Final Financing Order) and such order is in full force and effect and has not been reversed, stayed, modified or amended absent the written joinder or consent of the Agent, on behalf of the Required Lenders, the Maturity Date described in clause (a) of this Section 3.5 shall be automatically and immediately extended until the end of the Extension Period. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.6 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.7 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant

Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, on the date set forth as the date of termination of this Agreement in such notice.

    4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Loan Party hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by such Loan Party of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or any Loan Party. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, each Loan Party has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, each Loan Party, immediately upon the request of Agent after the Revolver Facility Effective Date, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the Revolver Facility Effective Date and the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of each Loan Party that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Loan Party agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by such Loan Party.

         4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; PLEDGE AMENDMENTS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                  (a) Each Loan Party authorizes Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of any Loan Party where permitted by applicable law. Each Loan Party hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of any Loan Party prior to the date hereof.

                  (b) If any Loan Party acquires any commercial tort claims after the date hereof, such Loan Party shall immediately deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Agent, pursuant to which such Loan Party shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, for the benefit of the Lenders, as security for the Obligations (a "COMMERCIAL TORT CLAIM ASSIGNMENT").

                  (c) At any time upon the request of Agent, each Loan Party shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (the "ADDITIONAL DOCUMENTS") that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, including any Mortgages.

                  (d) To the maximum extent permitted by applicable law, each Loan Party authorizes Agent to execute any such Additional Documents in such Loan Party's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Loan Party authorizes the filing of any such Additional Documents without the signature of such Loan Party in any appropriate filing office. In addition, on such periodic basis as Agent shall require, each Loan Party shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Loan Party during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Loan Party that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Loan Party's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Each Loan Party hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Loan Party's true and lawful attorney, with power to (a) if such Loan Party refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Loan Party on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Loan Party's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Loan Party's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Loan Party's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Loan Party's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter, upon reasonable notice and during normal business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify each Loan Party's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, that so long as no Event of Default has occurred and is continuing, such inspections shall be conducted no more frequently than one time during each six month period following the Closing Date and, after the occurrence and during the continuance of an Event of Default, as frequently as Agent shall reasonably determine.

         4.7 CONTROL AGREEMENTS. Each Loan Party agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.19 and, if to another securities intermediary, unless such Loan Party, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Loan Party without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

         4.8 ADMINISTRATIVE PRIORITY. Each Loan Party hereby agrees that the Obligations shall constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses of and unsecured claims against such Loan Party now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to the Carve-Out Expenses having priority over any Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

         4.9 GRANTS, RIGHTS AND REMEDIES. The Liens and security interests granted by each Loan Party to Agent (for the benefit of Lender Group) by and pursuant to Section 4.1 hereof may be independently granted by the Loan Documents hereafter entered into. This Agreement, the Interim Financing Order, the Final Financing Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of Agent hereunder and thereunder are cumulative.

         4.10 NO FILINGS REQUIRED. The Liens and security interests granted by each Loan Party to Agent (for the benefit of Lender Group) herein shall be deemed valid, binding, continuing, enforceable and fully-perfected first priority Liens on the Collateral by entry of the Interim Financing Order and the Final Financing Order, as the case may be, subject to Permitted Priority Liens. Agent shall not be required to file any financing statements, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Financing Order, the Final Financing Order or any other Loan Document.

         4.11 SURVIVAL. The Liens and security interests granted to Agent (for the benefit of Lender Group), the priority of such Liens and security interests, and the administrative priorities and other rights and remedies granted to Lender Group pursuant to this Agreement, the Interim Financing Order, the Final Financing Order and the other Loan Documents (specifically including but not limited to the existence, perfection and priority of the Liens and security interest provided herein and therein) and the administrative priority provided herein and therein shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission;

                  (a) except for the Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of Agent and Lenders against any Loan Party in respect of any Obligation;

                  (b) the Liens and security interests granted by each Loan Party to Agent (for the benefit of Lender Group) by and pursuant to the Interim Financing Order, the Final Financing Order and Section 4.1 hereof shall constitute valid, binding, continuing, enforceable and fully-perfected first priority Liens, subject only to Permitted Priority Liens and except for Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, and shall be prior to all other Liens and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                  (c) the Liens and security interests granted by each Loan Party to Agent (for the benefit of Lender Group) by and pursuant to the Interim Financing Order, the Final Financing Order and Section 4.1 hereof shall continue to be valid, binding, continuing, enforceable and fully-perfected without the necessity for Agent to file any financing statements or to otherwise perfect such Liens and security interests under applicable non-bankruptcy law.

    5. REPRESENTATIONS AND WARRANTIES.

        In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group, which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Each Loan Party has good and marketable title to its assets and properties comprising Collateral and the Real Property Collateral, free and clear of Liens except for Permitted Liens.

         5.2 [INTENTIONALLY OMITTED]

         5.3 [INTENTIONALLY OMITTED]

         5.4 EQUIPMENT. All of the Equipment is used or held for use in each Loan Party's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

         5.6 INVENTORY RECORDS. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN, ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

                  (a) The state of incorporation of each Loan Party is set forth in Schedule 5.7(a).

                  (b) The chief executive office of each Loan Party is located at the address indicated in Schedule 5.7(b).

                  (c) Each Loan Party's FEIN and organizational identification number is identified in Schedule 5.7(c).

                  (d) None of the Loan Parties holds any commercial tort claim as of the date hereof, except as set forth in Schedule 5.7(d).

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change, except in each case as such may be affected by the commencement of the Chapter 11 Case and all events and circumstances associated therewith.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. None of the Loan Parties is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrowers nor any of their Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

                  (e) Each of Borrowers' Subsidiaries listed on Schedule 5.8(e) is an inactive company, has no operations, conducts no business and owns no assets.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) Subject to the approval of the Bankruptcy Court pursuant to the Orders, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                  (b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Borrower, except defaults that are stayed by the Bankruptcy Court, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of such Borrower's interestholders or any approval or consent of any Person under any Material Contract of such Borrower except for approvals or consents where any action that may be taken as a result of the failure to obtain such approval or consent is stayed by the Bankruptcy Court.

                  (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which any Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any

Governmental Authority or other Person except for the approval of the Bankruptcy Court pursuant to the Orders.

                  (d) This Agreement and the other Loan Documents to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject to the approval of the Bankruptcy Court pursuant to the Orders.

                  (e) Subject to the approval of the Bankruptcy Court pursuant to the Orders, the Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Priority Liens and Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                  (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                  (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's interestholders or any approval or consent of any Person under any Material Contract of Guarantor.

                  (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, other than the filings referred to in subsection (c) of this Section 5.9.

                  (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of each Loan Party, threatened against any Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters relating to the commencement of the Chapter 11 Case and the filing and prosecution of claims therein and (c) matters arising after the Closing Date that, if decided adversely to any Borrower, or any of its

Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by Parent to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments, or as otherwise shall be acceptable to Agent in its Permitted Discretion) and present fairly in all material respects, Parent's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent or Parent and its Subsidiaries taken as a whole since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date other than the commencement of the Chapter 11 Case and all events and circumstances leading thereto and associated therewith.

         5.12 FRAUDULENT TRANSFER. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

         5.13 EMPLOYEE BENEFITS. None of the Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) the operations of the Loan Parties are in compliance with all applicable Environmental Laws; (b) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest; (c) no Environmental Action has been asserted against any Loan Party or any predecessor in interest, nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest; and (v) the Loan Parties have caused to be delivered or made available to Agent true and complete copies of all environmental reports, studies, investigations or material correspondence regarding any Releases, violations of Environmental Law or Environmental Liabilities and Costs of or by any of the Loan Parties or any environmental conditions at any of the properties owned or leased by any of the Loan Parties, which are in the possession of any Borrower or its agents.

         5.15 BROKERAGE FEES. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

         5.16 INTELLECTUAL PROPERTY. Each Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Loan Party is the owner or is an exclusive licensee.

         5.17 LEASES. Each Loan Party enjoys peaceful and undisturbed possession under all leases (other than the Ground Leases) material to the business of such Loan Party and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Loan Party exists under any of them.

         5.18 DDAS. Set forth on Schedule 5.18 are all of each Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of each Loan Party in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of each Loan Party in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Projections included in the Business Plan represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

         5.20 [INTENTIONALLY OMITTED].

         5.21 REGULATION U. None of the Borrowers is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or any Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.22 PERMITS, ETC. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

         5.23 MATERIAL CONTRACTS. Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against such Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms except to the extent terminated in accordance with its terms after the Closing Date, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of such Loan Party or, to the best knowledge of such Loan Party, any other party thereto.

         5.24 [INTENTIONALLY OMITTED].

         5.25 CUSTOMERS AND SUPPLIERS. Except as set forth on Schedule 5.25, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with such Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (b) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably give rise to or result in any such termination, cancellation, limitation, modification or change.

         5.26 TITLE TO PROPERTIES.

                  (a) GENERAL. Each Loan Party has good and marketable title to all of its material personal properties and assets, and good and marketable title to all of its Real Property, in all cases free and clear of all Liens, except for Permitted Liens. Without limiting the generality of the foregoing, each Loan Party has good, marketable and insurable fee simple title to each parcel of Real Property encumbered by a Mortgage (as such insurability may be subject to any restrictions, easements or covenants which are shown as title exceptions on the title abstract reports delivered to Agent prior to the Closing Date and such other standard exceptions and limitations to title insurance coverages contained in the forms of title insurance policies utilized in the states where such Real Property is located), free and clear of all Liens except for Permitted Liens. The Permitted Liens encumbering the Real Property owned by a Loan Party (i) do not include any deeds of trust by such Loan Party in favor of any party other than Agent, and (ii) do not and will not adversely affect the value, operation or use of the applicable Real Property (as currently used) or any Borrower's ability to repay any of the Obligations. Loan Parties do not own any Real Property that is not listed on Schedule R-1 hereto.

                  (b) MORTGAGES. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected, first priority lien on the applicable Real Property and (ii) perfected, first priority security interests in and to, and perfected collateral assignments of, all personalty (including all leases and rents referred to therein), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Priority Liens and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Real Properties to be encumbered by the Mortgages which are or may become a lien prior to, or of equal priority with, the Liens created by the Mortgages and which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Change unless, when such claims are combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole.

                  (c) COMPLIANCE. Except as set forth on Schedule 5.26(c) hereto, each Real Property owned or leased by each Loan Party and the use thereof complies in all respects with: (i) all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof; including, without limitation, building and zoning ordinances and codes; (ii) all permits, licenses and authorizations and regulations relating thereto; and (iii) all covenants, agreements, leases, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting such property or any part thereof, including, without limitation, any which may require repairs, modifications or alterations in or to such property or any part thereof or in any way limit the use and enjoyment thereof, except to the extent any such failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such failure is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this
Section 5.26 are false or misleading in any material respect when taken as a whole. Except as set forth on Schedule 5.26(c) hereto, Loan Parties are not in default or violation of any requirement of any Governmental Authority, except to the extent such default or violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such default or violation is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole. There has not been committed by any Loan Party, or by any other Person in occupancy of or involved with the operation or use of the Real Properties owned or leased by such Loan Party, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any such property or any part thereof or any monies paid in performance of the Loan Parties' obligations under any of the Loan Documents.

                  (d) CONDEMNATION. No temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain or other proceeding has been commenced or, to the best knowledge of each Loan Party, is threatened or contemplated with respect to all or any portion of any Real Property owned or leased by the Loan Parties or for the relocation of roadways providing access to any Real Property owned or leased by the Loan Parties, except to the extent any such taking, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such taking is combined with all other inaccuracies in the representations and warranties in this
Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole.

                  (e) UTILITIES AND PUBLIC ACCESS. Each Real Property owned or leased by the Loan Parties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property for its respective intended uses, except to the extent such lack of rights or service, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such lack of rights or service is combined with all other inaccuracies in the representations and warranties in this subsection (q), the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole. All roads necessary for the use of Real Property owned or leased by the Loan Parties for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities, except to the extent such lack of such roads, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such lack of such roads is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole.

                  (f) SEPARATE LOTS. Each Real Property owned by the Loan Parties is comprised of one (1) or more parcels that constitute a separate tax lot or lots and does not constitute a portion of any other tax lot that is not a part of such property, except to the extent such failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such failure is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole.

                  (g) BOUNDARIES. All improvements located on the real properties owned or leased by the Loan Parties lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such property, and no easements or other encumbrances upon the applicable property encroach upon any of the improvements, so as to affect the value or marketability of the applicable property, except to the extent any such encroachment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such encroachment is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this
Section 5.26 are false or misleading in any material respect when taken as a whole.

                  (h) FILING AND RECORDING TAXES. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current legal requirements, each of the Mortgages is enforceable in accordance with their respective terms by the holder thereof, subject to principles of bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

                  (i) GROUND LEASES. A Loan Party is the owner of a valid and subsisting interest as lessee under each Ground Lease, and the Loan Parties enjoy the quiet and peaceful possession of the property demised thereby except to the extent any such lack of enjoyment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such lack of enjoyment is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole. Each

Ground Lease is in full force and effect and has not been modified or supplemented except as indicated in the copies thereof delivered to Agent on or about the date hereof, except to the extent any such lack of enforceability against a landlord or such modification or supplement, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when such lack of enforceability against a landlord or such modification or supplement is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole. No Ground Lease can be cancelled solely by the lessor (except upon default by the lessee thereunder and the failure by the lessee to cure such default after notice thereof, or after the occurrence of a total or substantial destruction by fire or other casualty or a taking by any Governmental Authority, as may be more specifically set forth in each Ground Lease), all rent, additional rent and other charges reserved in each Ground Lease and payable prior to the date hereof have been paid, no party to any Ground Lease is in default of any material obligation that such party has thereunder, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a default, and no notice or other written or, to the best of the Loan Parties' knowledge, oral communication has been provided to any party under any Ground Lease which alleges that, as of the date hereof, either a material default exists or with notice (if necessary) and the passage of time will exist under the provisions of such Ground Lease, in each case except to the extent any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change unless, when the foregoing is combined with all other inaccuracies in the representations and warranties in this Section 5.26, the representations and warranties in this Section 5.26 are false or misleading in any material respect when taken as a whole.

         5.27 ADMINISTRATIVE PRIORITY. (a) The Obligations of the Loan Parties will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all other administrative expenses of and unsecured claims against the Loan Parties now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

         (b) The Lien and security interest of the Agent (for the benefit of the Lender Group) on the Collateral shall be a valid and perfected first priority Lien subject to Permitted Priority Liens and Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

         (c) The Interim Financing Order or the Final Financing Order, as the case may be, is in full force and effect, and has not been appealed, reversed, stayed, modified or amended absent the written joinder or consent of the Agent, on behalf of the Required Lenders.

         5.28 APPOINTMENT OF TRUSTEE OR EXAMINER; LIQUIDATION. No order has been entered in the Chapter 11 Cases (i) for the appointment of a Chapter 11 trustee,
(ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert the Chapter 11 Cases to Chapter 7 cases or to dismiss the Chapter 11 Cases.

    6. AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, each Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP (or as otherwise shall be acceptable to Agent in its Permitted Discretion) and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Each Loan Party also shall keep an inventory reporting system that shows all additions, sales, purchases, adjustments, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Agent (with copies for each Lender) with the following documents at the following times in form satisfactory to
Agent:

Weekly (not later than Monday of each     (a)     after the Revolver Facility Effective Date, cash deposits, credit card
week for the one week period ending on            receipts and cash disbursements journal since the last such schedule and
Friday of the  immediately preceding              a calculation of the Borrowing Base as of such date.
week)

Monthly (not later than the 10th          (b)     a detailed calculation of the Borrowing Base,
Business Day of each fiscal month)
after the Revolver Facility Effective
Date                                      (c)     a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                                          (d)     a summary aging, by vendor, of each Borrower's accounts payable and any book overdraft, and

                                          (e)     Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory (to the extent such information is available), by category, with additional detail showing additions to and deletions from the Inventory.

Quarterly                                 (f)     a report regarding each Borrower's accrued, but unpaid, ADVALOREM taxes.


Upon request by Agent                     (g)     copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by each Borrower, purchase orders and invoices, and


                                          (h)     such other reports as to the Collateral, or the financial condition of
                                                  Borrowers, as Agent may reasonably request.




         In addition, each Loan Party agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                 (a) as soon as available, but in any event within 30 days
(45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                  (i) (A) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, and (B) a company prepared income statement for each retail convenience store owned by a Loan Party during such period,

                  (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                           (A) the financial statements delivered hereunder have
                  been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments), or as otherwise shall be acceptable to Agent in its Permitted Discretion, and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                           (B) the representations and warranties of Borrowers
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                           (C) there does not exist any condition or event that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action each Borrower has taken, is taking, or proposes to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and

                 (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                  (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (other than a going-concern qualification), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.20,

               (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                  (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Borrowers during the period covered thereby,

               (d) if and when filed by any Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii) any other filings made by any Borrower with the SEC,

                  (iii) copies of each Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by any Borrower to its shareholders generally,

               (e) if and when filed by each Loan Party and as requested by Agent, reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) each Loan Party conducts business or is required to pay any such excise tax, (ii) where each Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of each Loan Party, or (iii) where each Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (f) as soon as any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

               (g) promptly after submission to any Government Authority, (i) all material documents and information furnished to such Government Authority and (ii) a copy of the cover letter and a summary of all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority; the Loan Parties agree promptly to furnish copies of any documents or information described in any such summary and to furnish additional copies of such submissions to any consultant or adviser to the Lenders or the Agent as the Agent may reasonably request,

               (h) (i) as soon as possible and in any event (A) within 10 Business Days after Parent or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, (B) within 10 Business Days after Parent or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or (C) within 10 Business Days after Parent or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which Parent or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within three Business Days after receipt thereof by Parent or any ERISA Affiliate thereof from the PBGC, copies of each notice received by Parent or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service if requested by Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan and Multiemployer Plan, (iv) promptly and in any event within 10 Business Days after Parent or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to a Benefit Plan, (v) promptly and in any event within three days after receipt thereof by Parent or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by Parent or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (vi) promptly and in any event within 10 Business Days after Parent or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification
Act) to employees, copies of each such notice sent by Parent or any ERISA Affiliate thereof,

               (i) as soon as available and in any event within 5 Business Days after the execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract,

               (j) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any of the Loan Parties, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which if adversely determined could have a Material Adverse Change, and

               (k) upon the request of Agent, any other report reasonably requested relating to the financial condition of any Loan Party.

         Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Each Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning such Borrower that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information reasonably requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 [INTENTIONALLY OMITTED].

         6.5 [INTENTIONALLY OMITTED].

         6.6 MAINTENANCE OF PROPERTIES AND LEASES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder in each case other than sales of property or rejection of leases approved by the Bankruptcy Court and otherwise permitted by the terms of this Agreement.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Loan Party or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Loan Party will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that such Loan Party has made such payments or deposits. Each Loan Party shall deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which such Loan Party is required to pay any such excise tax.

         6.8 INSURANCE.

                  (a) At each Loan Party's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Loan Party also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Each Loan Party shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming

Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                  (b) Each Loan Party shall give Agent (i) prompt notice of any property loss covered by such insurance in excess of $50,000 and (ii) notice, within 10 days after the end of each fiscal quarter, of any third party claims made during such fiscal quarter against any Loan Party that are covered by such Loan Party's liability insurance policies. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to such Loan Party whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrowers under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (c) None of the Loan Parties will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Each Loan Party immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5 and indicate on such Schedule which locations are operated by franchisees of a Borrower; provided, however, that each Loan Party may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 [INTENTIONALLY OMITTED].

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers obtaining financing from the Lender Group under this Agreement. Each Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and franchises material to each Loan Party's businesses.

         6.14 ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by each Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

                  (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

                  (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by each Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

                  (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.


         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.16 REAL ESTATE. If at any time after the Closing Date, any Loan Party or any of its Subsidiaries acquires any fee interest, easement or leasehold in real property, such Loan Party shall promptly execute, deliver and record, or cause such Subsidiary to execute, deliver and record, (i) in the case of (A) a fee interest of any Loan Party or any of its Subsidiaries, and (B) a leasehold interest of any Loan Party or any of its Subsidiaries where the applicable lease does not prohibit collateral assignments to third parties without the consent of the landlord, a first priority Mortgage in favor of Agent covering such real property interest, in form and substance reasonably satisfactory to Agent, and provide the Agent with a Mortgage Policy insuring the first priority lien of said Mortgage in such real property encumbered thereby in an amount reasonably acceptable to Agent and subject only to Permitted Liens and to such other exceptions as are reasonably satisfactory to Agent, a survey of such real property with a satisfactory surveyor's certificate thereon, a satisfactory legal description of such property and an opinion from special counsel to such Loan Party, each in form and substance reasonably satisfactory to Agent and as to such matters as Agent may reasonably request, and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office and evidence that such Loan Party shall have paid to the applicable title insurance company all expenses of such title insurance company in connection with the issuance of such reports and in addition shall have paid to such title insurance company an amount equal to the recording and stamp taxes (including mortgage recording taxes), if any, payable in connection with recording such mortgages in the appropriate county land offices, each in form and substance reasonably satisfactory to Agent, and (ii) in the case of a leasehold interest of any Loan Party or any of its Subsidiaries where the applicable lease prohibits collateral assignments to third parties without the consent of the landlord, if so required by Agent, a negative pledge instrument in favor of Agent, in suitable form for recording (unless the applicable lease would not permit such instrument to be recorded) and in form and substance reasonably satisfactory to Agent. In addition, each such Loan Party delivering a Mortgage pursuant to clause (i) of this Section 6.16 shall, within 30 days after a request by Agent, cause to be performed, at Loan Parties' joint and several cost and expense, a phase-I environmental audit (and, if reasonably requested by Agent based upon the results of such phase-I environmental audit, a phase-II environmental audit), in form and substance and by an independent firm reasonably satisfactory to Agent.

         6.17 FINANCIAL CONSULTANT. Grant Starshak & Associates, Inc. (or any other financial consultant retained by the Agent to assist the Agent in monitoring the Collateral and the Loan Parties' operating performance) access to each Loan Party's Books and properties as well as access to senior management of the Parent relating to the foregoing matters, in each case during normal business hours and upon reasonable prior notice.

         6.18 BANKRUPTCY COURT FILINGS. Borrowers shall give or cause to be given or served on Agent and its counsel copies of all pleadings, motions, applications, financial information and other papers and documents filed by the Loan Parties in the Chapter 11 Cases. Promptly after the sending thereof, the Loan Parties shall give Agent copies of all written reports given by any Loan Party to any official or unofficial creditors' committee in the Chapter 11 Cases.

    7. NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, none of the Borrowers will and will not permit any of its Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                  (b) Indebtedness in existence on the Filing Date other than the Pre-Petition Obligations,

                  (c) Permitted Purchase Money Indebtedness, and

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clause (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by any Loan Party or materially impair any Loan Party's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to any Loan Party, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                  (e) prior to the Revolver Facility Effective Date, the Pre-Petition Obligations in an aggregate principal amount not to exceed $30,000,000.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

Notwithstanding the provisions of this SECTION 7.3, no Event of Default will arise from the occurrence of any of the foregoing events so long as the Obligations are repaid in full in cash concurrently with the occurrence of any such event. In addition, the Lender Group agrees that in the event (i) Lender Group consents to the occurrence of any of the foregoing events and (ii) the consideration or other proceeds paid to Loan Parties in connection therewith (net of reasonable transaction costs) do not repay the Obligations in full concurrently with the occurrence of such event, Lender Group shall not charge Loan Parties a fee for providing such consent so long as (A) the consideration or other proceeds (net of reasonable transaction costs) are applied, first, to the prepayment of the Term Loan and, second, to the Advances and (B) to the extent that such application is to the Advances, the Revolver Commitments of the Lenders are permanently reduced, based upon each Lender's Pro Rata Share, by an amount equal to the portion of such consideration or other proceeds applied to the Advances.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of any Loan Party's assets; provided, however, the Loan Parties may sell under-performing retail convenience stores so long as (a) no Event of Default has occurred and is continuing either immediately before or after giving effect to each sale, (b) the aggregate amount of proceeds from all such sales do not exceed $2,000,000 (exclusive of fixtures and inventory), (c) each sale is approved by the Bankruptcy Court, and (d) the net cash proceeds from each sale are paid by or on behalf of the applicable purchaser of such stores to Agent and applied to the prepayment of the Term Loan (or, if the Term Loan is no longer outstanding, the Advances). Notwithstanding the provisions of this SECTION 7.4, no Event of Default will arise from the occurrence of any of the foregoing events so long as the Obligations are repaid in full in cash concurrently with the occurrence of any such event. In addition, the Lender Group agrees that in the event (i) Lender Group consents to the occurrence of any of the foregoing events and (ii) the consideration or other proceeds (net of reasonable transaction costs) paid to Loan Parties in connection therewith do not repay the Obligations in full concurrently with the occurrence of such event, Lender Group shall not charge Loan Parties a fee for providing such consent so long as (A) the consideration or other proceeds (net of reasonable transaction costs) are applied, first, to the prepayment of the Term Loan and, second, to the Advances and (B) to the extent that such application is to the Advances, the Revolver Commitments of the Lenders are permanently reduced, based upon each Lender's Pro Rata Share, by an amount equal to the portion of such consideration or other proceeds applied to the Advances.

         7.5 CHANGE NAME. Change any Loan Party's name, organizational identification number, state of incorporation, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that any Loan Party may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, any Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (i) by endorsement of instruments or items of payment for deposit to the account of any Loan Party or which are transmitted or turned over to Agent, and (ii) with respect to the Indebtedness permitted under Sections 7.1(a) and (e).

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

         7.8 PREPAYMENTS AND AMENDMENTS

                  (a) Except in connection with a refinancing permitted by
SECTION 7.1(D), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party, other than the Obligations in accordance with this Agreement.

                  (b) Except in connection with a refinancing permitted by
SECTION 7.1(D), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(B), (C) OR (E).

                  (c) (i) Amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its capital Stock, or (ii) amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change, or (iii) amend, modify, or otherwise change any material term or provision of the Cash Collateral Order.

                  (d) Agree to any amendment or other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any of the Ground Leases, PROVIDED that such consent shall not be required if in the case of a Ground Lease, no Default or Event of Default exists or will result from such amendment, modification, waiver or change.

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control. Notwithstanding the provisions of this
SECTION 7.9, no Event of Default will arise from the occurrence of any of the foregoing events so long as the Obligations are repaid in full in cash concurrently with the occurrence of any such event. In addition, the Lender Group agrees that in the event (a) Lender Group consents to the occurrence of any of the foregoing events and (b) the consideration or other proceeds (net of reasonable transaction costs) paid to Loan Parties in connection therewith do not repay the Obligations in full concurrently with the occurrence of such event, Lender Group shall not charge Loan Parties a fee for providing such consent so long as (A) the consideration or other proceeds (net of reasonable transaction costs) are applied, first, to the prepayment of the Term Loan and, second, to the Advances and (B) to the extent that such application is to the Advances, the Revolver Commitments of the Lenders are permanently reduced, based upon each Lender's Pro Rata Share, by an amount equal to the portion of such consideration or other proceeds applied to the Advances.

         7.10 CONSIGNMENTS. Other than to franchisees of a Borrower in the ordinary course of business, consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding, except that each Subsidiary of a Borrower may make distributions and pay dividends to such Borrower.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or any Borrower's financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that, after the Revolver Facility Effective Date, Loan Parties shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $100,000 outstanding at any one time unless such Loan Party and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of such Loan Party's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year, excluding, however, performance bonus compensation packages approved by the Board of Directors (or the applicable compensation committee) and approved in writing by Agent in its Permitted Discretion.

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on and after the Closing Date, (i) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and (ii) to fund working capital of the Loan Parties (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Loan Parties, subject to the priorities set forth in the definition of "Agreed Administrative Expense Priorities" herein) and (b) on the Revolver Facility Effective Date, to repay, in full, the outstanding principal (in an amount not in excess of $30,000,000), accrued interest and accrued fees and expenses owing in respect of the Pre-Petition Obligations.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. None of the Loan Parties shall transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, each Loan Party may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20 FINANCIAL COVENANTS.

             (a) Fail to maintain:

                           (i) MINIMUM EBITDA. EBITDA, measured on a month-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

  Applicable Amount                  Applicable Period
  -----------------          -----------------------------------------------


     $150,000                For the month ending October 31, 2001

     $(275,000)              For the 2 months ending November 30, 2001

     $(550,000)              For the 3 months ending December 31, 2001

     $(1,100,000)            For the 3 months ending January 31, 2002

     $(850,000)              For the 3 months ending February 28, 2002

     $(850,000)              For the 3 months ending March 31, 2002

     $575,000                For the 3 months ending April 30, 2002

     $825,000                For the 3 months ending May 31, 2002

     $1,975,000              For the 3 months ending June 30, 2002

     $2,800,000              For the 3 months ending July 31, 2002

     $3,925,000              For the 3 months ending August 31, 2002

     $3,300,000              For the 3 months ending September 30, 2002


                  Borrowers' EBITDA for the 3 month period ending each month after September 30, 2002 shall not be less than Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on Borrowers' projected EBITDA set forth in such Projections, for purposes of this Section 7.20(a)(i), Borrowers' projected EBITDA for such 3 month period shall not be less than $3,300,000.

                           (ii) MINIMUM STORE EBITDA. EBITDA derived solely from the Borrowers' retail convenience stores ("Store EBITDA"), measured on a month-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

   Applicable Amount                     Applicable Period
   -----------------         ----------------------------------------------

     $2,425,000              For the month ending October 31, 2001

     $3,850,000              For the 2 months ending November 30, 2001

     $5,375,000              For the 3 months ending December 31, 2001

     $4,850,000              For the 3 months ending January 31, 2002

     $5,075,000              For the 3 months ending February 28, 2002

     $5,075,000              For the 3 months ending March 31, 2002

     $6,500,000              For the 3 months ending April 30, 2002

     $6,800,000              For the 3 months ending May 31, 2002

     $8,000,000              For the 3 months ending June 30, 2002

     $8,900,000              For the 3 months ending July 31, 2002

     $10,000,000             For the 3 months ending August 31, 2002

     $9,400,000              For the 3 months ending September 30, 2002

     Borrowers' Store EBITDA for the 3 month period ending each month after September 30, 2002 shall not be less than Borrowers' projected Store EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on Borrowers' Store EBITDA set forth in such Projections, for purposes of this Section 7.20(a)(ii), Borrowers' projected Store EBITDA for such 3 month period shall not be less than $9,400,000.

            (b) Make:

                (i) CAPITAL EXPENDITURES. Capital expenditures in excess of $3,250,000 after the Closing Date.

         7.21 ENVIRONMENTAL. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by the Loan Parties except in material compliance with Environmental Laws.

         7.22 BANK ACCOUNTS. In the case of Borrowers, maintain any bank accounts or other depository accounts other than (a) Depository Accounts in accordance with this Agreement, (b) the Cash Management Accounts and (c) collateral accounts designated by Agent.

         7.23 INACTIVE SUBSIDIARY. Permit any of Borrowers' Subsidiaries listed on Schedule 5.8(e) to become an active company, have operations, conduct business or own any assets having an aggregate value in excess of $250,000.

         7.24 INTERIM FINANCING ORDER; FINAL FINANCING ORDER; ADMINISTRATIVE EXPENSE PRIORITY; LIEN PRIORITY; PAYMENTS.

                  (a) Seek, consent to or suffer to exist at any time any modification, stay, vacation or amendment of the Interim Financing Order or the Final Financing ]Order, as the case may be, except for modifications and amendments joined or agreed to in writing by Agent, on behalf of the Required Lenders, in its Permitted Discretion.

                  (b) Suffer to exist at any time a priority for any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lender Group in respect of the Obligations, except for Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                  (c) Suffer to exist at any time any Lien on any Collateral having a priority equal or superior to the Lien of the Agent for the benefit of the Lender Group in respect of the Collateral except for Permitted Priority Liens and except for Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                  (d) Prior to the date on which the Obligations have been paid in full in cash and the Commitments have been terminated, pay any administrative expense claims except (A) Carve-Out Expenses and other payments pursuant to clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities", (B) any Obligations due and payable hereunder, (C) other administrative expense claims incurred in the ordinary course of the business of the Loan Parties in their respective Chapter 11 Cases, and (D) payments of pre-petition obligations permitted pursuant to paragraph (e) hereof, in each case to the extent and having the order of priority set forth in the Agreed Administrative Expense Priorities.

                  (e) Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, PROVIDED that such payments may be made: (i) to the holders of, or in respect of, wage, salary, commission or other compensation and employee benefit obligations (including expense reimbursements) to employees and independent contractors which arose prior to the Filing Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code in an aggregate amount acceptable to the Agent; (iii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under Section 365 of the Bankruptcy Code; (iv) in respect of workers' compensation benefits and liability and property insurance policies of the Loan Parties; (v) with respect to payroll taxes, garnishment payments, sales taxes, customer credits or other trust fund disbursements in accordance with past practice of the Loan Parties; (vi) to the holders of Permitted Priority Liens, from the proceeds of the assets subject to such Permitted Priority Liens in connection with the sale of such assets; and (vii) to other creditors of the Loan Parties in an aggregate amount not to exceed $100,000 so long as Agent has, in its Permitted Discretion, consented in writing to each such payment under this clause (vii), in each case, after prior written notice of such payment has been given by the Borrowers to the Agent and subject to approval of the Bankruptcy Court, provided that, prior written notice is not required in the case of the payments described in clauses (i), (iv) and (v) above.

    8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrowers fail to pay when due and payable or when declared due and payable all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 If Loan Parties fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1, 6.2 (but only up to three times during any 12-month period), 6.3, 6.6, 6.9, 6.10, 6.11 and 6.15 of this Agreement, or comparable provisions of the other Loan Documents, within 20 days of the date when required (or within 10 days of the date when required in the case of Section 6.2 or Section 6.3), or if a Loan Party otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents (to the extent not otherwise provided for in Section 8.1 or this Section 8.2);

         8.3 If any portion of any Borrower's or any of its Subsidiaries' assets having an aggregate value in excess of $500,000 is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.5 If a notice of Lien, levy, or assessment securing or otherwise with respect to Indebtedness or an obligation for the payment of money in an aggregate amount in excess of $500,000 is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities in an aggregate amount in excess of $500,000 becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

         8.6 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

         8.7 Any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Loan Party's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000;

         8.8 Any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount); or

         8.9 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document.

         8.10 If one or more judgments or decrees shall be entered against (i) any Loan Party involving in the aggregate a post-Filing Date liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment;

         8.11 An order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

         8.12 An order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court converting the Chapter 11 Cases to Chapter 7 cases under the Bankruptcy Code;

         8.13 An order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Chapter 11 Cases which does not (a) contain a provision for termination of this Agreement, the cash collateralization or return for cancellation of all Letters of Credit and the indefeasible payment in full in cash of all Obligations in a manner reasonably satisfactory to Agent on or before the effective date of such plan and (b) provide for the continuation of the Liens and security interests granted to Agent and priorities until such plan effective date;

         8.14 An order shall be entered by the Bankruptcy Court dismissing the Chapter 11 Cases which does not contain a provision for termination of this Agreement, the cash collateralization or return for cancellation of all Letters of Credit and the indefeasible payment in full in cash of all Obligations in a manner reasonably satisfactory to Agent upon such dismissal;

         8.15 An order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of Agent, (i) to revoke, vacate, reverse, stay, modify, supplement or amend this Agreement and the transactions contemplated hereby, any Loan Document, the Interim Financing Order or the Final Financing Order, or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Loan Party equal or superior to the priority of the Lender Group in respect of the Obligations, except for Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities;

         8.16 An order shall be entered by the Bankruptcy Court granting relief from the automatic stay to any creditor(s) of any Loan Party with respect to any claim in an amount equal to or exceeding $500,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is granted (i) solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against such Loan Party or (ii) to permit the commencement of and/or prosecution of a proceeding to collect solely against an insurance company;

         8.17 An application for any of the orders described in Section 8.11, 8.12, 8.13, 8.14, 8.15 or 8.16 herein shall be made by any Loan party or any other Person and such application (if made by any Person other than a Loan Party ) is not contested by the Loan Parties in good faith or the relief requested is granted in an order that is not stayed pending appeal;

         8.18 If (a) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of Agent and the Lenders, claims or rights against any Loan Party or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (b) any Lien or security interest created by this Agreement, the Interim Financing Order or the Final Financing Order shall, for any reason, cease to be valid or (c) any action is commenced by any Loan Party or any other Person which contests the validity, perfection or enforceability of any of the Liens and security interests of Agent and the Lenders created by this Agreement, the Interim Financing Order or the Final Financing Order; or

         8.19 The occurrence and continuance of an "Event of Default" as defined in the Cash Collateral Order which either permits the Existing Lender to exercise remedies under the Cash Collateral Order or prevents the Loan Parties from using cash collateral pursuant to the Cash Collateral Order for at least 3 Business Days.

    9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Notwithstanding the provision of Section 362 of the Bankruptcy Code, upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Loan Parties:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Without notice to or demand upon any Borrower or any Guarantor, make such payments and do such acts as Agent considers necessary or reasonable in its Permitted Discretion to protect its security interests in the Collateral. Each Loan Party agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Loan Party authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all reasonable expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of each Loan Party's owned or leased premises, each Loan Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Without notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Lender Group;

                  (g) Hold, as cash collateral, any and all balances and deposits of Borrowers held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, for the benefit of the Lender Group, each Loan Party's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Loan Party's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (j) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                        (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                        (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (k) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

                  (l) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (m) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                  (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by the Loan Parties. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Borrower).

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

         If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Loan Party may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Loan Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

         11.3 INDEMNIFICATION. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY ACT OR OMISSION OF SIMPLE NEGLIGENCE OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     12. NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any Loan Party or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

        If to any             DAIRY MART CONVENIENCE STORES, INC.
        Loan Party:           One Dairy Mart Way
                              300 Executive parkway West
                              Hudson, Ohio 44236
                              Attn:  Gregory G. Landry, Chief Executive Officer
                                   Gregg Budoi, Chief Financial Officer
                              Fax No. 330-342-6752

        with copies to:       MILBANK, TWEED, HADLEY & MCCLOY LLP
                              1 Chase Manhattan Plaza
                              New York, New York 10005
                              Attn:  Dennis Dunne, Esq.,
                              Mike Edelman, Esq. and Jeffrey Katz, Esq.
                              Fax No.  212-530-5219

        If to Agent:          FOOTHILL CAPITAL CORPORATION
                              2450 Colorado Avenue
                              Suite 3000 West
                              Santa Monica, California  90404
                              Attn:  Business Finance Division Manager
                              Fax No.  310-453-7444

        with copies to:       SCHULTE ROTH & ZABEL LLP
                              919 Third Avenue
                              New York, New York  10022
                              Attn:  Frederic L. Ragucci, Esq.
                              Fax No.  212-593-5955

                  Agent and Administrative Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

         13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE.

          (b) EACH LOAN PARTY AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN PARTY AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.


                  (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee and no notice to Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of a Lender or a fund or account managed by a Lender), assign and delegate to one or more assignees (each an "Assignee") all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to any Affiliate of a Lender or to a fund or account managed by a Lender); PROVIDED, HOWEVER, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent a fully executed Assignment and Acceptance substantially in the form of EXHIBIT A-1, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by a Lender or an Affiliate of a Lender.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower, if applicable) that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment (if applicable) under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations owing to such Lender, the Commitment of such Lender, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this
SECTION 14.1(e) are solely for the benefit of Lender Group, and none of the Loan Parties shall have any rights as a third party beneficiary of any such provisions.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower or any Borrower's business

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that none of the Borrowers may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Loan Party is required in connection with any such assignment.

     15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrowers, do any of the following:

                  (a) increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f) release Collateral other than as permitted by SECTION
16.12,

                  (g) change the definition of "Required Lenders" or "Pro Rata Share",

                  (h) contractually subordinate any of the Agent's Liens,

                  (i) release any Borrower or any Guarantor from any obligation for the payment of money,

                  (j) change the definition of Borrowing Base or the definitions of, Maximum Revolver Amount, or Term Loan Amount,

                  (k) modify, waive, release or subordinate the superpriority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents), or

                  (l) amend, modify or waive any of the provisions of Section 2.1(a) or (b), Section 2.2, Section 2.3(e), Section 2.3(i), Section 2.4(b) or
Section 16.

         15.2 REPLACEMENT OF HOLDOUT LENDER.

                  (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender'), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section
14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy the Agent or any Lender may have.

     16. AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this
Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Borrower or the books or records or properties of any Borrower's Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding any Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of any Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding any Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of any Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent

Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

         16.11 WITHHOLDING TAXES.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  (e) All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Each Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower.

        16.12 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the applicable Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned an interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to any Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the

Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding any Loan Party and will rely significantly upon the Books, as well as on representations of any Loan Party's personnel,

                  (d) agrees to keep all Reports and other material, non-public information regarding each Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party to Agent that has not been contemporaneously provided by such Loan Party to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of any Loan Party the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan

Party, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to such Loan Party a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     17. GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Guarantors, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrowers and, in the case of an amendment to Section 18, the Guarantors.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrowers or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.9 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 17.9 with respect to any liability to the extent the same has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

         17.10 AGENT AS PARTY IN INTEREST. Each Loan Party hereby stipulates and agrees that, until the repayment in full of the Obligations and the termination of this Agreement, Agent is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Without limitation of the foregoing, Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Advances and the Term Loan, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), until the repayment in full of the Obligations and the termination of this Agreement.

     18. GUARANTY.

         18.1 GUARANTY; LIMITATION OF LIABILITY. Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Borrowers now or hereafter existing under any Loan Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Lender Group in enforcing any rights under the guaranty set forth in this Section 18. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrowers to the Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

         18.2 GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, or the Lenders with respect thereto. The obligations of each Guarantor under this
Section 18 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of each Guarantor under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrowers or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Borrower; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent, or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This SECTION 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or the Lenders or any other Person, all as though such payment had not been made.

         18.3 WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that the Agent, or the Lenders exhaust any right or take any action against any Borrower or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         18.4 CONTINUING GUARANTY; ASSIGNMENTS. This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and the Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent, and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its loans, owing to it and any note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 14.1.

                  18.5 SUBROGATION. No Guarantor will exercise any rights that it may now or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Section 18 shall have been paid in full in cash and this Agreement shall have terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the termination of this Agreement, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this
Section 18 thereafter arising. If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) this Agreement has terminated, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  18.6 JOINT AND SEVERAL OBLIGATIONS. All of the Guaranteed Obligations of the Guarantors hereunder and the other Loan Documents are joint and several. Agent and the Lenders may, in their sole and absolute discretion, enforce the provisions hereof against any of the Guarantors and shall not be required to proceed against all Guarantors jointly or seek payment from the Guarantors ratably.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                 BORROWERS:

                                 DAIRY MART CONVENIENCE STORES, INC.
                                 a Delaware Corporation, as a Borrower

                                 By:    /s/ Gregg R. Budoi
                                    -----------------------------------
                                        Chief Financial Officer

                                 THE LAWSON COMPANY,
                                 a Delaware corporation, as a Borrower

                                 By:    /s/ Gregg R. Budoi
                                    -----------------------------------
                                        Chief Financial Officer

                                 QUIK SHOPS, INC.,
                                 an Ohio corporation, as a Borrower

                                 By:    /s/ Gregg R. Budoi
                                    -----------------------------------
                                        Chief Financial Officer

                                 CONVENIENT INDUSTRIES OF AMERICA, INC.,
                                 a Kentucky corporation, as a Borrower

                                 By:    /s/ Gregg R. Budoi
                                    -----------------------------------
                                        Chief Financial Officer

                              GUARANTORS:

                              CIA FOOD MARTS, INC.,
                              a New York corporation, as a Guarantor

                              By:    /s/ Gregg R. Budoi
                                 -----------------------------------
                                     Chief Financial Officer

                              DAIRY MART, INC.,
                                     a Massachusetts corporation, as a Guarantor

                              By:    /s/ Gregg R. Budoi
                                 -----------------------------------
                                     Chief Financial Officer

                              DAIRY MART FARMS, INC.,
                                     a Connecticut corporation, as a Guarantor

                              By:    /s/ Gregg R. Budoi
                                 -----------------------------------
                                     Chief Financial Officer

                              DAIRY MART EAST, INC.,
                                     a Rhode Island corporation, as a Guarantor

                              By:    /s/ Gregg R. Budoi
                                 -----------------------------------
                                     Chief Financial Officer

                              THE LAWSON MILK COMPANY,
                                     an Ohio corporation, as a Guarantor

                              By:    /s/ Gregg R. Budoi
                                 -----------------------------------
                                     Chief Financial Officer

                           L M C, INC.,
                           an Ohio corporation, as a Guarantor

                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                           GOLDEN STORES, INC.,
                               an Ohio corporation, as a Guarantor

                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                           OPEN PANTRY PROPERTIES, INC.,
                               an Ohio corporation, as a Guarantor

                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                           CONNA CORPORATION,
                               a Kentucky corporation, as a Guarantor

                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                           REMOTE SERVICES, INC.,
                               a Kentucky corporation, as a Guarantor

                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                        FOOD MERCHANDISERS, INC.,
                            a North Carolina corporation, as a Guarantor

                        By:    /s/ Gregg R. Budoi
                           -----------------------------------
                               Chief Financial Officer

                        OSCAR EWING, INC.,
                            a Kentucky corporation, as a Guarantor

                        By:    /s/ Gregg R. Budoi
                           -----------------------------------
                               Chief Financial Officer

                        SNG OF SOUTHERN MINNESOTA, INC.,
                            an Ohio corporation, as a Guarantor

                        By:    /s/ Gregg R. Budoi
                           -----------------------------------
                               Chief Financial Officer

                        LAKESIDE WHOLESALE, INC.,
                            an Ohio corporation, as a Guarantor

                        By:    /s/ Gregg R. Budoi
                           -----------------------------------
                               Chief Financial Officer

                        CONVENIENT GASOLINE, INC.,
                            a New York corporation, as a Guarantor

                        By:    /s/ Gregg R. Budoi
                           -----------------------------------
                               Chief Financial Officer

                        DM RISK MANAGEMENT COMPANY, INC.,
                            an Ohio corporation, as a Guarantor


                           By:    /s/ Gregg R. Budoi
                              -----------------------------------
                                  Chief Financial Officer

                           LENDERS:

                           FOOTHILL CAPITAL CORPORATION,
                           a California corporation, as Agent and as a Lender

                           By:    /s/ Xavier Gannon
                              -----------------------------------
                                  Title:  Vice-President




                                      -5-
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                                TABLE OF CONTENTS
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1.       DEFINITIONS AND CONSTRUCTION............................................................................1

         1.1        DEFINITIONS..................................................................................1

         1.2        ACCOUNTING TERMS............................................................................23

         1.3        CODE........................................................................................23

         1.4        CONSTRUCTION................................................................................23

         1.5        SCHEDULES AND EXHIBITS......................................................................24


2.       LOAN AND TERMS OF PAYMENT..............................................................................24

         2.1        REVOLVER ADVANCES...........................................................................24

         2.2        TERM LOAN...................................................................................25

         2.3        BORROWING PROCEDURES AND SETTLEMENTS........................................................25

         2.4        PAYMENTS....................................................................................31

         2.5        OVERADVANCES................................................................................34

         2.6        INTEREST RATES AND LETTER OF CREDIT FEE:  RATES, PAYMENTS, AND CALCULATIONS.................34

         2.7        CASH MANAGEMENT.............................................................................36

         2.8        CREDITING PAYMENTS..........................................................................37

         2.9        DESIGNATED ACCOUNT..........................................................................38

         2.10       MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS......................................38

         2.11       FEES........................................................................................38

         2.12       LETTERS OF CREDIT...........................................................................39

         2.13       CAPITAL REQUIREMENTS........................................................................42

         2.14       JOINT AND SEVERAL LIABILITY OF BORROWERS....................................................42


3.       CONDITIONS; TERM OF AGREEMENT..........................................................................45

         3.1        CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.....................................45

         3.2        CONDITIONS PRECEDENT TO ADVANCES AND LETTERS OF CREDIT......................................47

         3.3        CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT....................................49

         3.4        CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT............................................50

         3.5        TERM........................................................................................50

         3.6        EFFECT OF TERMINATION.......................................................................51
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         3.7        EARLY TERMINATION BY BORROWERS..............................................................51

4.       CREATION OF SECURITY INTEREST..........................................................................52

         4.1        GRANT OF SECURITY INTEREST..................................................................52

         4.2        NEGOTIABLE COLLATERAL.......................................................................52

         4.3        COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL......................52

         4.4        FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; PLEDGE AMENDMENTS; DELIVERY OF
                    ADDITIONAL DOCUMENTATION REQUIRED...........................................................52

         4.5        POWER OF ATTORNEY...........................................................................53

         4.6        RIGHT TO INSPECT............................................................................54

         4.7        CONTROL AGREEMENTS..........................................................................54

         4.8        ADMINISTRATIVE PRIORITY.....................................................................54

         4.9        GRANTS, RIGHTS AND REMEDIES.................................................................54

         4.10       NO FILINGS REQUIRED.........................................................................54

         4.11       SURVIVAL....................................................................................55


5.       REPRESENTATIONS AND WARRANTIES.........................................................................55

         5.1        NO ENCUMBRANCES.............................................................................56

         5.2        [INTENTIONALLY OMITTED].....................................................................56

         5.3        [INTENTIONALLY OMITTED].....................................................................56

         5.4        EQUIPMENT...................................................................................56

         5.5        LOCATION OF INVENTORY AND EQUIPMENT.........................................................56

         5.6        INVENTORY RECORDS...........................................................................56

         5.7        STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN, ORGANIZATIONAL ID NUMBER;
                    COMMERCIAL TORT CLAIMS......................................................................56

         5.8        DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................................56

         5.9        DUE AUTHORIZATION; NO CONFLICT..............................................................57

         5.10       LITIGATION..................................................................................58

         5.11       NO MATERIAL ADVERSE CHANGE..................................................................59

         5.12       FRAUDULENT TRANSFER.........................................................................59

         5.13       EMPLOYEE BENEFITS...........................................................................59

         5.14       ENVIRONMENTAL CONDITION.....................................................................59

         5.15       BROKERAGE FEES..............................................................................59

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         5.16       INTELLECTUAL PROPERTY.......................................................................59

         5.17       LEASES......................................................................................60

         5.18       DDAS........................................................................................60

         5.19       COMPLETE DISCLOSURE.........................................................................60

         5.20       [INTENTIONALLY OMITTED].....................................................................60

         5.21       REGULATION U................................................................................60

         5.22       PERMITS, ETC................................................................................60

         5.23       MATERIAL CONTRACTS..........................................................................60

         5.24       [INTENTIONALLY OMITTED].....................................................................61

         5.25       CUSTOMERS AND SUPPLIERS.....................................................................61

         5.26       TITLE TO PROPERTIES.........................................................................61

         5.27       ADMINISTRATIVE PRIORITY.....................................................................64

         5.28       APPOINTMENT OF TRUSTEE OR EXAMINER; LIQUIDATION.............................................64


6.       AFFIRMATIVE COVENANTS..................................................................................65

         6.1        ACCOUNTING SYSTEM...........................................................................65

         6.2        COLLATERAL REPORTING........................................................................65

         6.3        FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.................................................66

         6.4        [INTENTIONALLY OMITTED].....................................................................69

         6.5        [INTENTIONALLY OMITTED].....................................................................69

         6.6        MAINTENANCE OF PROPERTIES AND LEASES........................................................69

         6.7        TAXES.......................................................................................69

         6.8        INSURANCE...................................................................................69

         6.9        LOCATION OF INVENTORY AND EQUIPMENT.........................................................70

         6.10       COMPLIANCE WITH LAWS........................................................................70

         6.11       [INTENTIONALLY OMITTED].....................................................................70

         6.12       BROKERAGE COMMISSIONS.......................................................................70

         6.13       EXISTENCE...................................................................................71

         6.14       ENVIRONMENTAL...............................................................................71

         6.15       DISCLOSURE UPDATES..........................................................................71

         6.16       REAL ESTATE.................................................................................71

         6.17       FINANCIAL CONSULTANT........................................................................72

         6.18       BANKRUPTCY COURT FILINGS....................................................................72


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7.       NEGATIVE COVENANTS.....................................................................................72

         7.1        INDEBTEDNESS................................................................................72

         7.2        LIENS.......................................................................................73

         7.3        RESTRICTIONS ON FUNDAMENTAL CHANGES.........................................................73

         7.4        DISPOSAL OF ASSETS..........................................................................74

         7.5        CHANGE NAME.................................................................................74

         7.6        GUARANTEE...................................................................................74

         7.7        NATURE OF BUSINESS..........................................................................74

         7.8        PREPAYMENTS AND AMENDMENTS..................................................................75

         7.9        CHANGE OF CONTROL...........................................................................75

         7.10       CONSIGNMENTS................................................................................75

         7.11       DISTRIBUTIONS...............................................................................75

         7.12       ACCOUNTING METHODS..........................................................................76

         7.13       INVESTMENTS.................................................................................76

         7.14       TRANSACTIONS WITH AFFILIATES................................................................76

         7.15       SUSPENSION..................................................................................76

         7.16       COMPENSATION................................................................................76

         7.17       USE OF PROCEEDS.............................................................................76

         7.18       CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES..........77

         7.19       SECURITIES ACCOUNTS.........................................................................77

         7.20       FINANCIAL COVENANTS.........................................................................77

         7.21       ENVIRONMENTAL...............................................................................79

         7.22       BANK ACCOUNTS...............................................................................79

         7.23       INACTIVE SUBSIDIARY.........................................................................79

         7.24       INTERIM FINANCING ORDER; FINAL FINANCING ORDER; ADMINISTRATIVE EXPENSE PRIORITY; LIEN
                    PRIORITY; PAYMENTS..........................................................................79

8.       EVENTS OF DEFAULT......................................................................................80

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.................................................................83

         9.1        RIGHTS AND REMEDIES.........................................................................83

         9.2        REMEDIES CUMULATIVE.........................................................................85
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10.      TAXES AND EXPENSES.....................................................................................85


11.      WAIVERS; INDEMNIFICATION...............................................................................85

         11.1       DEMAND; PROTEST; ETC........................................................................85

         11.2       THE LENDER GROUP'S LIABILITY FOR COLLATERAL.................................................86

         11.3       INDEMNIFICATION.............................................................................86


12.      NOTICES................................................................................................86


13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................................................87


14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................................................88

         14.1       ASSIGNMENTS AND PARTICIPATIONS..............................................................88

         14.2       SUCCESSORS..................................................................................90


15.      AMENDMENTS; WAIVERS....................................................................................91

         15.1       AMENDMENTS AND WAIVERS......................................................................91

         15.2       REPLACEMENT OF HOLDOUT LENDER...............................................................92

         15.3       NO WAIVERS; CUMULATIVE REMEDIES.............................................................92


16.      AGENT; THE LENDER GROUP................................................................................92

         16.1       APPOINTMENT AND AUTHORIZATION OF AGENT......................................................92

         16.2       DELEGATION OF DUTIES........................................................................93

         16.3       LIABILITY OF AGENT..........................................................................93

         16.4       RELIANCE BY AGENT...........................................................................94

         16.5       NOTICE OF DEFAULT OR EVENT OF DEFAULT.......................................................94

         16.6       CREDIT DECISION.............................................................................94

         16.7       COSTS AND EXPENSES; INDEMNIFICATION.........................................................95

         16.8       AGENT IN INDIVIDUAL CAPACITY................................................................96

         16.9       SUCCESSOR AGENT.............................................................................96

         16.10      LENDER IN INDIVIDUAL CAPACITY...............................................................96

         16.11      WITHHOLDING TAXES...........................................................................97

         16.12      COLLATERAL MATTERS..........................................................................98

         16.13      RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.....................................99

         16.14      AGENCY FOR PERFECTION......................................................................100
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         16.15      PAYMENTS BY AGENT TO THE LENDERS...........................................................100

         16.16      CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS.......................................100

         16.17      FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER
                    REPORTS AND INFORMATION....................................................................100

         16.18      SEVERAL OBLIGATIONS; NO LIABILITY..........................................................102

17.      GENERAL PROVISIONS....................................................................................102

         17.1       EFFECTIVENESS..............................................................................102

         17.2       SECTION HEADINGS...........................................................................102

         17.3       INTERPRETATION.............................................................................102

         17.4       SEVERABILITY OF PROVISIONS.................................................................102

         17.5       AMENDMENTS IN WRITING......................................................................102

         17.6       COUNTERPARTS; TELEFACSIMILE EXECUTION......................................................102

         17.7       REVIVAL AND REINSTATEMENT OF OBLIGATIONS...................................................103

         17.8       INTEGRATION................................................................................103

         17.9       PARENT AS AGENT FOR BORROWERS..............................................................103

         17.10      AGENT AS PARTY IN INTEREST.................................................................104

18.      GUARANTY..............................................................................................104

         18.1       GUARANTY; LIMITATION OF LIABILITY..........................................................104

         18.2       GUARANTY ABSOLUTE..........................................................................104

         18.3       WAIVER.....................................................................................105

         18.4       CONTINUING GUARANTY; ASSIGNMENTS...........................................................105

         18.5       SUBROGATION................................................................................106

         18.6       JOINT AND SEVERAL OBLIGATIONS..............................................................106

                             EXHIBITS AND SCHEDULES

Exhibit A-1                   Form of Assignment and Acceptance
Exhibit C-1                   Form of Compliance Certificate
Exhibit D-1                   Form of Credit Card Depository Account Agreement
Exhibit D-2                   Form of Depository Account Agreement
Exhibit E-1                   Form of Franchise Agreement
Exhibit I-1                   Form of Interim Financing Order

Schedule A-1                  Authorized Person
Schedule C-1                  Commitments
Schedule E-1                  Eligible Inventory Locations
Schedule P-1                  Permitted Liens
Schedule R-1                  Real Property Collateral
Schedule 2.7(a)               Cash Management Banks
Schedule 3.1(q)               Closing Date Surveys
Schedule 5.5                  Locations of Inventory and Equipment
Schedule 5.7(a)               State of Incorporation of each Loan Party
Schedule 5.7(b)               Chief Executive Office
Schedule 5.7(c)               FEIN; Organizational ID Number
Schedule 5.7(d)               Commercial Tort Claims
Schedule 5.8(b)               Capitalization of Borrower
Schedule 5.8(c)               Capitalization of Borrowers' Subsidiaries
Schedule 5.8(e)               Inactive Subsidiaries
Schedule 5.10                 Litigation
Schedule 5.14                 Environmental Matters
Schedule 5.16                 Intellectual Property
Schedule 5.18                 Demand Deposit Accounts
Schedule 5.23                 Material Contracts
Schedule 5.25                 Business Relationship Changes
Schedule 5.26(c)              Real Property Compliance
Schedule 5.26(i)              Ground Leases

                                  Schedule C-1

                                   COMMITMENTS
                                   -----------


        LENDER           REVOLVER COMMITMENT PRIOR TO      TERM LOAN COMMITMENT PRIOR TO      TOTAL COMMITMENT
                          REVOLVER FACILITY EFFECTIVE     REVOLVER FACILITY EFFECTIVE DATE
                                     DATE
Foothill Capital                      $0                            $10,750,000                 $10,750,000
Corporation

Total                                 $0                            $10,750,000                 $10,750,000



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

        LENDER             REVOLVER COMMITMENT AFTER        TERM LOAN COMMITMENT AFTER       TOTAL COMMITMENT
                          REVOLVER FACILITY EFFECTIVE    REVOLVER FACILITY EFFECTIVE DATE
                                     DATE
Foothill Capital                  $20,250,000                       $10,750,000                $31,000,000
Corporation

Other Lender                   To Be Determined                         $0                   To Be Determined

All Lenders                      $20,250,000*                       $10,750,000                $31,000,000*

* The Revolver Commitments of the Lenders may be increased up to $35,250,000 and the Total Commitment of the Lenders may be increased up to $46,000,000, in each case in accordance with SECTION 3.2(A) of this Agreement.